SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Territorial Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

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July 12, 2010

Dear Fellow Stockholder:

You are cordially invited to attend the 2010 annual meeting of stockholders of Territorial Bancorp Inc.  The meeting will be held at 1132 Bishop Street, Suite 611, Honolulu, Hawaii on August 17, 2010 at 8:30 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.  Officers of the Company, as well as a representative of KPMG LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own.  To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Allan S. Kitagawa
Allan S. Kitagawa
Chairman of the Board, President and
Chief Executive Officer

1132 Bishop Street, Suite 2200
Honolulu, Hawaii 96813
(808) 946-1400
______________________

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
______________________

TIME AND DATE	8:30 a.m. on August 17, 2010

PLACE	1132 Bishop Street, Suite 611
Honolulu, Hawaii

ITEMS OF BUSINESS	(1)	To elect two directors to serve for a term of three years.

(2)	To approve the Territorial Bancorp Inc. 2010 Equity Incentive Plan.

(3)	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2010.

(4)	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on July 2, 2010.

PROXY VOTING
It is important that your shares be represented and voted at the meeting.  You can vote your shares by completing and returning the proxy card or voting instruction card sent to you.  Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement.  You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Vernon Hirata

Vernon Hirata
Corporate Secretary
July 12, 2010

Territorial Bancorp Inc.
____________________________

Proxy Statement
____________________________

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Territorial Bancorp Inc. (the “Company” or “Territorial Bancorp”) to be used at the annual meeting of stockholders of the Company.  The Company is the holding company for Territorial Savings Bank (the “Bank”).  The annual meeting will be held at 1132 Bishop Street, Suite 611, Honolulu, Hawaii on Tuesday, August 17, 2010 at 8:30 a.m., local time.  This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about July 12, 2010.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on July 2, 2010.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or other nominee.  As the beneficial owner, you have the right to direct your broker how to vote.

As of the close of business on July 2, 2010, there were 12,233,125 shares of Company common stock outstanding.  Each share of common stock has one vote.  The Company’s Articles of Incorporation provide that, subject to certain exceptions, a record owner of the Company’s common stock for a person who beneficially owns, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

If you were a stockholder as of the close of business on July 2, 2010, you may attend the meeting.  However, if your shares of Company common stock are held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.  If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business.  If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting.  Broker non-votes also will be counted for purposes of determining the existence of a quorum.  A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees.  There is no cumulative voting for the election of directors.  Directors are elected by a plurality of the votes cast at the annual meeting.  This means that the nominees receiving the greatest number of votes will be elected.  Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to approve the Territorial Bancorp Inc. 2010 Equity Incentive Plan, you may vote in favor of the proposal, against the proposal or abstain from voting.  To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting.  Broker non-votes and abstentions will not be counted as votes cast and will have no effect on this proposal.

In voting to ratify the appointment of KPMG LLP, as our independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting.  To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting.  Broker non-votes and abstentions will not be counted as votes cast and will have no effect on this proposal.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card.  All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card.  If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.  The Board of Directors recommends that you vote:

•	for each of the nominees for director;

•	for approval of the Territorial Bancorp Inc. 2010 Equity Incentive Plan; and

•	for ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the meeting to solicit additional proxies.  The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting.  To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot.  Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted.  Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet.  Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

If you have any questions about voting, please contact Senior Vice President, Investor Relations Walter Ida at (808) 946-1400

Corporate Governance
General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations.  As part of this periodic corporate governance review, the Board of Directors reviews and adopts what it believes to be best corporate governance policies and practices for the Company.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that is designed to promote the highest standards of ethical conduct by our directors, executive officers and employees.  The Code of Ethics and Business Conduct requires that our directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.  Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct.  A copy of the Code of Ethics and Business Conduct can be found in the “Investor Relations—Corporate Governance” section of our website, www.territorialsavings.net.

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, we have established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters.  These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.  The Code of Ethics and Business Conduct also prohibits us from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.

In addition, we have adopted a Code of Ethics for Senior Officers that is applicable to our senior financial officers, including our principal executive officer, principal financial officer, principal accounting officer and all officers performing similar functions.  A copy of the Code of Ethics for Senior Officers can be found in the “Investor Relations—Corporate Governance” section of our website, www.territorialsavings.net.

Meetings of the Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees.  During 2009, the Board of Directors held nine meetings (not including committee meetings), and one additional meeting of our non-employee independent directors.  No director attended fewer than 75% of the total meetings of the Board of Directors and the committees on which such director served (held during the period for which the director has served as a director or committee member, as appropriate).

Committees of the Board of Directors

The following table identifies our Audit, Compensation and Nominating and Corporate Governance committees and their members.  All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc.  Each of these committees operates under a written charter that is available in the “—Investor Relations—Corporate Governance” section of the Company’s website, www.territorialsavings.net.

	Nominating and Corporate Governance	Compensation	Audit

	Howard Y. Ikeda*	Harold H. Ohama*	Howard Y. Ikeda*
	Richard I. Murakami	Howard Y. Ikeda	Harold H. Ohama
	David S. Murakami	Kirk W. Caldwell	Richard I. Murakami
Number of
Meetings in
2009:	1	4	4
__________________________
*	Denotes Chairperson.

Audit Committee.  Pursuant to Territorial Bancorp Inc.’s Audit Committee Charter, the Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations.  The Audit Committee, which is comprised solely of non-employee directors, all of whom the Board has determined are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc. and applicable regulations of the Securities and Exchange Commission, is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence.  The Board of Directors has designated Howard Y. Ikeda as an audit committee financial expert under the rules of the Securities and Exchange Commission.  The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement.  See “Audit Committee Report.”

Compensation Committee.  Pursuant to Territorial Bancorp Inc.’s Compensation Committee Charter, the Compensation Committee approves the compensation objectives for the Company and Territorial Savings Bank and establishes the compensation for the Chief Executive Officer and other executives. Our Chairman of the Board, President and Chief Executive Officer, provides recommendations to the Compensation Committee on matters of compensation philosophy, plan design and the general guidelines for employee compensation.  However, Mr. Kitagawa does not vote on and is not present for any discussion of his own compensation.  These recommendations are then considered by the Compensation Committee.  Beginning in 2009, Mr. Kitagawa generally ceased attending Compensation Committee meetings.  The Compensation Committee, which is comprised solely of non-employee directors, all of whom the Board of Directors has determined are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc., reviews all compensation components for the Company’s Chief Executive

Officer and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives and other perquisites.  In addition to reviewing competitive market values, the committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package.  Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.  The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement.  See “Compensation Committee Report.”

Nominating and Corporate Governance Committee.  Pursuant to the Territorial Bancorp Inc. Nominating and Corporate Governance Committee charter, the Company’s Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness and in developing and implementing the Company’s corporate governance guidelines.  The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders.  The procedures of the Nominating and Corporate Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement.  See “Nominating and Corporate Governance Committee Procedures.”

Attendance at the Annual Meeting

The Board of Directors encourages each director to attend annual meetings of stockholders.  The 2010 Annual Meeting of Stockholders is our first annual meeting of stockholders as a public company.

Board Leadership Structure

The Board of Directors currently combines the position of Chairman of the Board with the position of Chief Executive Officer, coupled with a lead independent director to further strengthen the governance structure.  The Board of Directors believes this provides an efficient and effective leadership model for the Company. Combining the Chairman of the Board and Chief Executive Officer positions fosters clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full Board of Directors and alignment on corporate strategy.  To further strengthen the leadership of the Board of Directors, the Board selects a lead independent director on an annual basis, currently Director Richard Murakami.  The responsibilities of the lead independent director include leading all Board meetings of “non-management” Directors.  The Board of Directors believes its administration of its risk oversight function is not affected by the Board of Directors’ leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including holding executive sessions of the independent directors at least twice a year or more often as needed.  In addition, the Compensation Committee, which consists only of independent directors, evaluates the performance of our Chairman of the Board and Chief Executive Officer and presents its findings to our independent directors.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors satisfies this responsibility through reports by each committee chair regarding such committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our organization.  The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with such areas. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the Company’s corporate governance, including independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.   The Board of Directors annually reviews our conflicts of interest policy to ensure all directors are in compliance with the policy.

Risks relating to the direct operations of Territorial Savings Bank are further overseen by its Board of Directors, who are the same individuals who serve on the board of directors of Territorial Bancorp Inc.  The Board of Directors of Territorial Savings Bank also has additional committees that conduct additional risk oversight.  Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization, such as the requirement that all loan relationships in excess of $2.0 million must be submitted to the full Board of Directors for approval.

Stock Ownership

The following table provides information as of July 2, 2010, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock.  A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.  Percentages are based on 12,233,125 shares of Company common stock issued and outstanding as of July 2, 2010.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding

Wellington Management Company, LLP (1) 75 State Street Boston, MA 02109	1,211,067	9.9%

Territorial Savings Bank Employee Stock Ownership Plan 1132 Bishop St., Suite 2200 Honolulu, Hawaii 96813	978,650	8.0%

Capital World Investors (2) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	782,500	6.4%
_________________________
(1)	Based exclusively on a Schedule 13G filed by Wellington Management Company, LLP with the Securities and Exchange Commission on February 12, 2010.
(2)	Based exclusively on a Schedule 13G filed by Capital World Investors with the Securities and Exchange Commission on February 10, 2010.

Proposal 1 — Election of Directors

The Board of Directors of Territorial Bancorp Inc. is presently composed of six members.  The Board is divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year.  The nominees for election this year are Kirk W. Caldwell and Harold H. Ohama, both of whom are current directors of the Company and the Bank.

The Board of Directors has determined that each of our directors, with the exception of Chairman of the Board, President and Chief Executive Officer Allan S. Kitagawa, is “independent” as defined in the listing standards of the Nasdaq Stock Market.  Mr. Kitagawa is not independent because he is one of our executive officers.

In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, none of which are required to be reported under “—Transactions With Certain Related Persons,” below.  Director Kirk Caldwell previously served as a partner of a law firm that performs legal services for Territorial Savings Bank.  Director Caldwell also has a mortgage loan with Territorial Savings Bank.  Director David Murakami performs appraisal services for Territorial Savings Bank.  Director David Murakami also has a mortgage loan, a home equity line of credit and overdraft protection with Territorial Savings Bank.  Director Richard Murakami has a mortgage loan and overdraft protection with Territorial Savings Bank.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named below.  If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors.  Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board.  At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

Name	Position(s) Held With Territorial Bancorp Inc.	Age (1)	Director Since (2)	Current Term Expires	Shares Beneficially Owned as of July 2, 2010		Percent of Common Stock

NOMINEES

Kirk W. Caldwell	Director	57	2007	2010	9,236		*
Harold H. Ohama	Director	74	1996	2010	10,000		*

CONTINUING DIRECTORS

Allan S. Kitagawa	Chairman of the Board,	64	1986	2012	61,378	(3)	*
	President and Chief Executive
	Officer
Howard Y. Ikeda	Director	64	1988	2011	28,735	(4)	*
David S. Murakami (5)	Director	70	2006	2011	10,900	(6)	*
Richard I. Murakami (5)	Director	82	1981	2012	10,000		*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Vernon Hirata	Vice Chairman, Co-Chief	57			51,233	(7)	*
	Operating Officer, General
	Counsel and Corporate
	Secretary
Ralph Y. Nakatsuka	Vice Chairman and Co-Chief	54			51,227	(8)	*
	Operating Officer
Karen J. Cox	Senior Vice President-	64			13,576	(9)	*
	Administration
Richard K.C. Lau	Senior Vice President and Chief	67			32,958	(10)	*
	Lending Officer
Melvin M. Miyamoto	Senior Vice President and	56			14,469	(11)	*
	Treasurer

All Directors and Executive Officers as a Group (11 persons)					293,712		2.40%
_______________________
*	Less than 1%.
(1)	As of December 31, 2009.
(2)	Includes services with Territorial Savings Bank.
(3)
Includes 25,151 shares held through the Territorial Savings Bank Profit Sharing and 401(k) Plan, 1,227 shares held through the Territorial Savings Bank Employee Stock Ownership Plan and 10,000 shares held by Mr. Kitagawa’s spouse.

(4)	Includes 3,200 shares held by an individual retirement account, 10,022 shares owned by Mr. Ikeda’s spouse, 4,000 held jointly with Mr. Ikeda’s child and 513 shares owned by Mr. Ikeda’s child.
(5)	David S. Murakami and Richard I. Murakami are not related.
(6)	Includes 900 shares held jointly by David S. Murakami’s spouse and his children.
(7)
Represents 34,406 shares held through the Territorial Savings Bank Profit Sharing and 401(k) Plan, 1,227 shares held through the Territorial Savings Bank Employee Stock Ownership Plan and 15,600 shares held in trust.

(8)	Includes 1,227 shares held through the Territorial Savings Bank Employee Stock Ownership Plan.
(9)	Includes 12,684 shares held through the Territorial Savings Bank Profit Sharing and 401(k) Plan and 892 shares held through the Territorial Savings Bank Employee Stock Ownership Plan.
(10)
Includes 10,420 shares held through the Territorial Savings Bank Profit Sharing and 401(k) Plan, 1,038 shares held through the Territorial Savings Bank Employee Stock Ownership Plan and 1,500 shares held by a corporation.

(11)	Includes 13,585 shares held through the Territorial Savings Bank Profit Sharing and 401(k) Plan and 884 shares held through the Territorial Savings Bank Employee Stock Ownership Plan.

The Board of Directors recommends a vote “FOR” the election of all nominees.

The business experience for the past five years of each of our directors and executive officers is set forth below.  The biographies of each of the nominees and continuing board members below contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director.  Each director is also a director of Territorial Savings Bank.  Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

All of the nominees and directors continuing in office are long-time residents of the communities served by Territorial Bancorp Inc. and its subsidiaries and many of such individuals have operated, or currently operate, businesses located in such communities.  As a result, each nominee and director continuing in office has significant knowledge of the businesses that operate in Territorial Bancorp Inc.’s market area, an understanding of the general real estate market, values and trends in such communities and an understanding of the overall demographics of such communities.  Additionally, as residents of such communities, each nominee and continuing director has direct knowledge of the trends and developments occurring in such communities.  As the holding company for a community banking institution, Territorial Bancorp Inc. believes that the local knowledge and experience of its directors assists Territorial Bancorp Inc. in assessing the credit and banking needs of its customers, developing products and services to better serve its customers and assessing the risks inherent in its lending operations, and provides Territorial Bancorp Inc. with greater business development opportunities.  As local residents, our nominees and directors are also exposed to the advertising, product offerings and community development efforts of competing institutions which, in turn, assists Territorial Bancorp Inc. in structuring its marketing efforts and community outreach programs.

Nominees for Election of Directors

The nominees standing for election are:

Harold H. Ohama is a licensed real estate broker and currently acts as a real estate consultant.  Mr. Ohama has also served as a trustee for businesses in bankruptcy.  Through his business contacts, he is aware of many of the major business transactions and real estate developments and transactions in the State of Hawaii.  Mr. Ohama’s experience with real estate provides him with extensive insights into Territorial Savings Bank’s challenges and opportunities in its lending activities.

Kirk W. Caldwell was appointed the Managing Director of the City and County of Honolulu, Hawaii in January 2009.  Prior to this appointment, Mr. Caldwell was a partner with the law firm of Ashford & Wriston, where he had worked since 1984.  Much of his practice consisted of representing financial institutions, including Territorial Savings Bank.  Prior to his appointment as Managing Director of the City and County of Honolulu, Mr. Caldwell also served as the majority leader of the State of Hawaii House of Representatives, and had served as a state representative since 2002.  Because of his current and past positions, Mr. Caldwell is uniquely positioned to advise the Board of Directors on community and economic developments affecting the State of Hawaii and the localities in which we operate.

Directors Continuing in Office

The following directors have terms ending in 2011:

Howard Y. Ikeda is the President of Ikeda and Wong, CPA, Inc., an independent public accounting firm in the State of Hawaii.  Mr. Ikeda is a Certified Public Accountant licensed to practice in the State of Hawaii.  He has been in public accounting for 39 years.  Mr. Ikeda’s professional and business experience provide the Board of Directors with valuable insight into the accounting issues Territorial Bancorp Inc. faces and in assessing strategic transactions involving Territorial Bancorp Inc. and Territorial Savings Bank.  His experience as a Certified Public Accountant qualifies him to be a member of the Audit Committee as a “financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission.

David S. Murakami is a Certified Residential Appraiser in the State of Hawaii, and has been the owner of DSM Appraisal Company since 1982.  Mr. Murakami previously worked as a Senior Vice President-Loan Administrator with financial institutions in the State of Hawaii beginning in 1962.  Mr. Murakami’s employment experience, both with financial institutions and as a Certified Residential Appraiser, gives him extensive insights into Territorial Savings Bank’s challenges and opportunities in its overall operations and lending activities.  He is also well known in the local community as he was a long-time assistant coach for the highly visible University of Hawaii-Manoa baseball program.

The following directors have terms ending in 2012:

Allan S. Kitagawa has served as Chairman of the Board and Chief Executive Officer of Territorial Savings Bank since 1986, and was named President in 2007.  Mr. Kitagawa worked with American Savings and Loan Association from 1974 to 1986, including service as Executive Vice President and Chief Executive Officer of the Hawaii Division.  Mr. Kitagawa is a Certified Public Accountant.  Under Mr. Kitagawa’s leadership, Territorial Savings Bank has grown from $282 million in assets at December 31, 1986 to $1.4 billion at December 31, 2009, while Territorial Savings Bank’s conservative lending practices have resulted in continued low levels of non-performing assets at a time when many financial institutions are experiencing significant asset quality issues.

Richard I. Murakami is the retired President of a major building, material and bonding company and previously was employed for 20 years as a Vice President of a Hawaii based commercial bank.  Mr. Murakami is a well-known and respected member of the Japanese-American community.  He also provides insight into the traditional savings and loan depositor as these customers constitute a significant part of the customer base of Territorial Savings Bank.

Proposal 2 — Approval of the Territorial Bancorp Inc. 2010 Equity Incentive Plan

The Board of Directors has approved for submission to stockholders for approval the Territorial Bancorp Inc. 2010 Equity Incentive Plan (the “Equity Incentive Plan”).  The Equity Incentive Plan is designed to provide officers, employees and directors of Territorial Bancorp and Territorial Savings Bank with additional incentives to promote the growth and performance of Territorial Bancorp.  The Equity Incentive Plan is subject to stockholder approval and will become effective upon its implementation by the Board of Directors subsequent to satisfaction of applicable stockholder approval requirements.  Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs.  The Equity Incentive Plan will give us the flexibility we need to continue to attract and retain highly qualified individuals by offering a competitive compensation program that is linked to the performance of our common stock.

The following is a summary of the material features of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A.

General

Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to participants of up to 1,712,637 shares of Company common stock (which equals 14% of the outstanding shares of Company common stock as of the date hereof) pursuant to grants of restricted stock awards, incentive stock options, and non-qualified stock options; provided, however, that no more than 1,712,637 shares may be issued or delivered in the aggregate pursuant to the exercise of stock options, and no more than 856,318 shares (which equals 7% of the outstanding shares of Company common stock as of the date hereof) may be issued or delivered pursuant to restricted stock awards.

The Equity Incentive Plan will be administered by the members of Territorial Bancorp’s Compensation Committee who are “Disinterested Board Members,” as defined in the Equity Incentive Plan (the “Committee”).  The Committee has full and exclusive power within the limitations set forth in the Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Incentive Plan’s purposes; and interpreting and otherwise construing the Equity Incentive Plan.  The Equity Incentive Plan also permits the Board of Directors or the Committee to delegate to one or more officers of Territorial Bancorp the power to: (i) designate officers and employees who will receive awards; and (ii) determine the number of awards to be received by them, provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded.  Awards intended to be “performance-based” under Section 162(m) of the Internal Revenue Code must be granted by the Committee in order to be exempt from the $1.0 million limit on deductible compensation for tax purposes.

The Committee may grant an award under the Equity Incentive Plan as an alternative to or replacement of an existing award under the Equity Incentive Plan or any other plan of Territorial Bancorp or its subsidiaries, or as the form of payment for grants or rights earned or due under any other plan or arrangement of Territorial Bancorp or its subsidiaries, including the plan of any entity acquired by Territorial Bancorp or its subsidiaries.

The Equity Incentive Plan may be funded with authorized but unissued shares or with shares repurchased in open market transactions.  Depending on market and financial conditions at the time of the establishment and implementation of the Equity Incentive Plan, we expect to fund awards under the Equity Incentive Plan with shares repurchased in open market transactions.

Eligibility

Employees and directors of Territorial Bancorp and Territorial Savings Bank are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant.  Each award shall be subject to conditions established by the Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee.  Awards may be granted in a combination of incentive and non-qualified stock options or restricted stock, as follows:

Stock Options.  A stock option is the right to purchase shares of common stock at a specified price for a specified period of time.  The exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted.  Fair market value for purposes of the Equity Incentive Plan means the final sales price of Territorial Bancorp’s common stock as reported on the Nasdaq stock market on the date in question, or if Territorial Bancorp’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which Territorial Bancorp’s common stock was traded, and without regard to after-hours trading activity.  The Committee will determine the fair market value of the common stock, in accordance with Section 422 of the Internal Revenue Code, if it cannot be determined in the manner described above.  Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either “incentive” stock options or “non-qualified” stock options.  Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only employees are eligible to receive incentive stock options.  Outside directors may only receive non-qualified stock options under the Equity Incentive Plan.  Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by personal, certified or cashiers check, (ii) by tendering stock of Territorial Bancorp owned by the participant in satisfaction of the exercise price, or (iii) by a “cashless exercise” through a third party.  The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.

Restricted Stock.  A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such minimum consideration as may be required by applicable law or regulation.  Restricted stock awards may be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the Equity Incentive Plan or the award agreement.  Prior to vesting of the restricted stock award, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions with respect to the common stock.

Prohibition Against Repricing of Options.  The Equity Incentive Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted.

Limitation on Awards Under the Equity Incentive Plan

The following limit applies to awards under the Equity Incentive Plan:

•
the maximum number of shares of stock, in the aggregate, that may be issued or delivered to any one employee participant pursuant to the exercise of stock options is 428,159 shares (or 25% of the shares available for stock option awards), all of which may be issued during any calendar year;

•
the maximum number of shares of stock, in the aggregate, that may be issued or delivered to any one employee participant pursuant to restricted stock awards is 214,080 shares (or 25% of the shares available for restricted awards), all of which may be issued during any calendar year;

•
the maximum number of shares of stock that may be issued or delivered to any one individual non-employee director pursuant to the exercise of stock options, in the aggregate, shall be 85,630 shares or (5% of the shares available for stock option awards), and the maximum number of shares that may be issued or delivered to any one individual non-employee director pursuant to restricted stock awards, in the aggregate, shall be 42,815 shares (or 5% of the shares available for restricted stock awards); and

•
the maximum number of shares of stock that may be issued or delivered to all non-employee directors, in the aggregate, pursuant to the exercise of stock options shall be 513,791 shares (or 30% of the shares available for stock option awards), and the maximum number of shares that may be issued or delivered to all non-employee directors in the aggregate pursuant to restricted stock awards shall be 256,895 (or 30% of the shares available for restricted stock awards).

To the extent any shares of stock covered by an award (including restricted stock awards) under the Equity Incentive Plan are not delivered to a participant or beneficiary for any reason, including because the award is forfeited or canceled or because a stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.  To the extent (i) a stock option is exercised by using an actual or constructive exchange of shares to pay the exercise price, or (ii) shares of stock covered by an award are withheld to satisfy withholding taxes upon exercise or vesting of the award, the number of shares of stock available shall be reduced by the gross number of stock options exercised rather than the net number of shares of stock issued.

In the event of a corporate transaction involving the stock of Territorial Bancorp (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award’s status as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, if applicable; provided, however, that the Committee may adjust awards to preserve the benefits or potential benefits of the awards, including the prevention of automatic adjustments if appropriate.

Performance Features

General. A federal income tax deduction for Territorial Bancorp is generally unavailable for annual compensation in excess of $1.0 million paid to its chief executive officer and three other most highly compensated officers (other than its chief financial officer) named in the summary compensation table.  However, amounts that constitute “performance-based compensation” (under Section 162(m) of the Internal Revenue Code) are not counted toward the $1.0 million limit.  The Equity Incentive Plan is designed so that stock options will be considered performance-based compensation.  The Committee may designate whether any restricted stock awards granted to any participant are intended to be performance-based compensation. Any restricted stock awards designated as performance-based compensation will be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: basic earnings per share; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; net income; cash earnings; net interest income; non-interest income; general and administrative expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; cash return on average assets; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency ratio; net interest rate spread; growth in assets, loans, or deposits; loan production volume; non-performing loans; cash flow; strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or any combination of the foregoing. Performance measures may be based on the performance of Territorial Bancorp as a whole or of any one or more subsidiaries or business units of Territorial Bancorp or a subsidiary and may be measured relative to a peer group, an index or a business plan. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to Section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be performance-based compensation and the establishment of any performance-based measures shall be made during the period required by Section 162(m) of the Internal Revenue Code.

Vesting of Awards

The Committee may specify vesting requirements on any award.  If the vesting of an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with Territorial Bancorp or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in an award agreement.   Unless the Committee specifies otherwise, awards may not vest at a rate exceeding 20% per year commencing one year after the date of grant; subject to acceleration of vesting in the event of death and substantial disability.  The Committee may determine that all stock options then held by a participant shall become fully exerciseable (subject to expiration provisions otherwise applicable to such award) and all restricted stock awards shall be fully earned and vested immediately.  Unless the Committee specifies that an unvested award will be forfeited on retirement (as defined in the Equity Incentive Plan), any unvested award will continue to vest following retirement in accordance with the vesting schedule set forth in the award agreement.

Change in Control

Unless otherwise stated in an award agreement as determined by the Committee, upon the occurrence of a change in control of Territorial Bancorp, all stock awards then held by a participant will become fully vested and all stock option awards shall become fully exercisable. For the purposes of the Equity Incentive Plan, a change in control occurs when: (a) any person is or becomes the beneficial owner, directly or indirectly, of securities of Territorial Bancorp representing 25% or more of the combined voting power of Territorial Bancorp’s then outstanding voting securities; (b) the Incumbent Directors (as defined in the Equity Incentive Plan) cease, for any reason, to constitute a majority of the Whole Board (as defined in the Equity Incentive Plan); or (c) a plan of reorganization, merger, consolidation or similar transaction involving Territorial Bancorp and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is defined in the Equity Incentive Plan as an Excluded Transaction, or the stockholders of Territorial Bancorp approve a plan of complete liquidation of Territorial Bancorp, or a sale, liquidation or other disposition of all or substantially all of the assets of Territorial Bancorp or the Bank is consummated; or (d) a tender offer is made for 25% or more of the outstanding voting securities of Territorial Bancorp and the stockholders owning beneficially or of record 25% or more of the outstanding voting securities of Territorial Bancorp have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

Forfeiture

The Committee may specify that rights and benefits with respect to any award may be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events in addition to any otherwise applicable vesting or performance conditions.  Such events include termination for cause; termination of service, violations of material policies; breach of noncompetition, confidentiality or other restrictive covenants; or any other conduct that is detrimental to Territorial Bancorp’s business or reputation, its affiliates and/or its subsidiaries.

If Territorial Bancorp is required to prepare an accounting restatement due to the material noncompliance of Territorial Bancorp, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse Territorial Bancorp the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the Securities and Exchange Commission of the financial document embodying such financial reporting requirement. In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any participant reimburse Territorial Bancorp for all or any part of the amount of any payment in settlement of any award granted hereunder.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan, provided that, except as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the provision of the Equity Incentive Plan related to repricing, materially increase the original number of securities that may be issued under the Equity Incentive Plan (other than as provided in the Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Incentive Plan, without approval of stockholders. Notwithstanding the foregoing, the Board may, without stockholder approval, amend the Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the Equity Incentive Plan complies with current or future law and the Board of Directors may unilaterally amend the Equity Incentive Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Internal Revenue Code, and its applicable regulations and guidance.

Effective Date and Duration of Plan

The Equity Incentive Plan will become effective when established and implemented by the Board of Directors subsequent to the satisfaction of the applicable stockholder approval requirements at this annual meeting.  The Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Equity Incentive Plan on or after the 10-year anniversary of the effective date of the Equity Incentive Plan.  At any time, the Board of Directors may terminate the Equity Incentive Plan. However, any termination of the Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and Territorial Bancorp will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of Territorial Bancorp or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and Territorial Bancorp will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and Territorial Bancorp will be entitled to a corresponding deduction for tax purposes.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and Territorial Bancorp will be entitled to a corresponding deduction for tax purposes.  A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value.

Withholding of Taxes. Territorial Bancorp may withhold amounts from participants to satisfy withholding tax requirements.  Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to Territorial Bancorp to satisfy the minimum tax withholding requirements.

Change in Control. In the event of a change in control, outstanding unvested awards under the Equity Incentive Plan may be considered parachute payments that would cause an “excess parachute payment” under the Internal Revenue Code.  An excess parachute payment may subject the participant to a 20% excise tax and preclude deduction by Territorial Bancorp.

Deduction Limits.  Section 162(m) of the Internal Revenue Code generally limits Territorial Bancorp’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for its chief executive officer and the three other most highly compensated executives (excluding the chief financial officer) named in the summary compensation table (“covered employees”).  Restricted stock awards, other than performance-based restricted stock awards, and other awards that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million.  “Qualified performance-based compensation” is not subject to this limit and is fully deductible by Territorial Bancorp.  “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance.  Stock options available for award under the Equity Incentive Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services.  Accordingly, if an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.

In the case of performance-based awards granted to a covered employee that are not distributed until after the covered employee’s retirement or other termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible.  Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit.  The Equity Incentive Plan is designed so that stock options and performance-based restricted stock awards that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit.  Territorial Bancorp expects that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards.  However, the Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit.

Tax Advice.  The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan. Territorial Bancorp suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Financial Accounting Standards Board Accounting Codification Standards Topic 718, Territorial Bancorp is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of stock options and restricted stock.

Awards to be Granted

The Board of Directors adopted the Equity Incentive Plan, and the Compensation Committee intends to meet promptly after stockholder approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors.  At the present time, no specific determination has been made as to the grant or allocation of awards.

Required Vote

In order to approve the Equity Incentive Plan, the proposal must receive the affirmative vote of a majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2010 EQUITY INCENTIVE PLAN.

Proposal 3 —Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed KPMG LLP to be the Company’s independent registered public accounting firm for the year ending December 31, 2010, subject to ratification by stockholders.  A representative of KPMG LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of KPMG LLP is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Audit Fees

The following table sets forth the fees we paid to KPMG LLP for the years ended December 31, 2009 and 2008.

	2009	2008
Audit fees (1)	$472,000	$690,000
Audit-related fees (2)	$186,000	$31,000
Tax fees (3)	$66,000	$47,000
All other fees	$—	$—
_________________
(1)	Audit fees relate to the audit of Territorial Bancorp Inc.’s consolidated financial statements and to SEC registration statements.
(2)
Audit-related fees pertain to the audit of the financial statements of certain employee benefit plans.  For 2009, fees also pertain to the documentation of internal control policies and procedures over financial reporting.

(3)	Tax fees consist of tax return preparation and other tax matters.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm.  Such approval process ensures that the external auditor does not provide any non-audit services to us that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.  Requests for services by the independent registered public accounting firm for compliance with the audit or services policy must be specific as to the particular services to be provided.  The request may be made with respect to either specific services or a type of service for predictable or recurring services.  During each of the years ended December 31, 2009 and 2008, 100% of audit services were approved, in advance, by the Audit Committee.

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements, issuing an opinion on the conformity of those financial statements with generally accepted accounting principles, and issuing a report on internal control over financial reporting.  The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management.  In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.  The Audit Committee also has approved, subject to stockholder ratification, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

Audit Committee of the Board of Directors of
Territorial Bancorp Inc.

Howard Y. Ikeda (Chairman)
Harold H. Ohama
Richard I. Murakami

Information about Executive Officers

The following provides information regarding our executive officers who are not directors of the Company.

Vernon Hirata has served as Territorial Savings Bank’s Vice Chairman, Co-Chief Operating Officer, General Counsel and Corporate Secretary since 2007.  Mr. Hirata joined Territorial Savings Bank in 1986 as Senior Vice President/General Counsel, and was named Executive Vice President/General Counsel and Corporate Secretary in 1987.  Previously, Mr. Hirata was employed at American Savings and Loan Association from 1978 to 1986, including service as Senior Vice President and General Counsel.

Ralph Y. Nakatsuka joined Territorial Savings Bank in 2007 as Vice Chairman and Co-Chief Operating Officer, and was employed at American Savings Bank from 1980 to 2007, including service as Executive Vice President of Lending and Chief Lending Officer from 1997 to 2007 and Chief Financial Officer from 1987 to 1997. Mr. Nakatsuka is a Certified Public Accountant.

Karen J. Cox has served as Senior Vice President of Administration of Territorial Savings Bank since 1984, and has been employed by Territorial Savings Bank since 1968.  Ms. Cox previously worked with other financial institutions in the State of Hawaii beginning in 1964.

Richard K.C. Lau has served as Senior Vice President and Chief Lending Officer of Territorial Savings Bank since 1985.  Mr. Lau was employed at other financial institutions in the State of Hawaii beginning in 1970.

Melvin M. Miyamoto has served as Senior Vice President and Treasurer of Territorial Savings Bank since 1986, and has been employed by Territorial Savings Bank since 1984.  Mr. Miyamoto is a Certified Public Accountant.

Executive Compensation

Director Fees

Each of Territorial Savings Bank’s outside directors receives an annual retainer for board meetings of $32,000 per year and an annual retainer for committee meetings of $2,400 per year.  Each of Territorial Bancorp Inc.’s outside directors receives an annual retainer for board meetings of $5,000 per year and an annual retainer for committee meetings of $600 per year.  The retainer fees are increased to the following amounts for the following committees: the Chairman of Territorial Savings Bank’s Audit Committee receives a committee retainer of $2,600 and the Chairman of Territorial Bancorp Inc.’s Audit Committee receives a committee retainer of $8,400;  the Chairman of Territorial Savings Bank’s Compensation Committee receives a committee retainer of $4,800; the Chairman of Territorial Bancorp Inc.’s Compensation Committee receives a committee retainer of $1,200; and the Vice-Chairman of Territorial Savings Bank’s Compensation Committee receives a committee retainer of $3,200 and the Vice-Chairman of Territorial Bancorp Inc.’s Compensation Committee receives a committee retainer of $800.  Receipt of full retainer payments is based upon a director attending at least 75% of board or committee meetings, as applicable, with reductions for the failure to attend such number of board or committee meetings.

The following table sets forth for the year ended December 31, 2009 certain information as to the total remuneration we paid to our directors.  Beginning in 2009, Mr. Kitagawa no longer received separate director fees.  Information with respect to director fees paid to Mr. Kitagawa for the years ended December 31, 2008 and 2007 is included below in “Executive Officer Compensation—Summary Compensation Table.”

Director Compensation Table For the Year Ended December 31, 2009
Name	Fees earned or paid in cash ($)	Total ($)
David S. Murakami	$42,548	$42,548
Richard I. Murakami	43,898	43,898
Howard Y. Ikeda	51,632	51,632
Harold H. Ohama	46,948	46,948
Kirk W. Caldwell	44,312	44,312

Compensation Discussion and Analysis

Compensation Philosophy and Objectives.  Our Compensation Committee has the responsibility for establishing and reviewing our compensation philosophy and objectives.  In this role, the Compensation Committee has sought to design a compensation structure that attracts and retains qualified and experienced officers and, at the same time, is reasonable and competitive, taking into account both short and long-term incentives.  Prior to our initial public offering, our compensation consisted primarily of cash compensation, salary and bonuses, and retirement benefits.  We intend to adopt a stock-based benefit plan, subject to stockholder approval at this year’s annual meeting of stockholders.  We expect that this stock-based plan will help us to attract and retain employees consistent with our growth plans as well as providing longer term incentives.  We also expect that this stock-based benefit plan will play a significant role in our future compensation considerations, particularly for our named executive officers (we refer to Allan S. Kitagawa, Chairman of the Board, President and Chief Executive Officer, Melvin M. Miyamoto, Senior Vice President and Treasurer, Vernon Hirata, Vice Chairman, Co-Chief Operating Officer, General Counsel and Corporate Secretary, Ralph Y. Nakatsuka, Vice Chairman, Co-Chief Operating Officer and Richard K.C. Lau, Senior Vice President and Chief Lending Officer, as our named executive officers).

Role of Executive Officers and Management. Mr. Kitagawa, our Chairman of the Board, President and Chief Executive Officer, provides recommendations to the Compensation Committee on matters of compensation philosophy, plan design and the general guidelines for employee compensation, however, Mr. Kitagawa does not vote on and is not present for any discussion of his own compensation.  These recommendations are then considered by the Compensation Committee.  During 2009, consistent with our amended Compensation Committee Charter, Mr. Kitagawa did not attend Compensation Committee meetings where his compensation was discussed.  Certain members of our management team participate in the Compensation Committee meetings to provide information to the committee on an as-needed basis.

During 2009, we retained Amalfi Consulting, LLC, a nationwide benefits consulting firm, to review our compensation structure and levels of compensation.  Amalfi Consulting reviewed our compensation practices, including salary and bonus in comparison to a number of different peer groups including approximately 14 bank and thrift institutions.  Amalfi Consulting also assisted the Compensation Committee in reviewing our cash bonus program and supplemental executive retirement plans.  We believe these programs properly allocate cash compensation between long-term and currently paid compensation.  The Compensation Committee considered Amalfi Consulting’s review of compensation levels in establishing the compensation amounts for the named executive officers in 2009.

Elements of Executive Compensation.  The compensation we provide to our named executive officers and other employees primarily consists of the following:

•	annual base salary;

•	annual cash bonuses which, for certain executives, are based on specified goals and benchmarks designated each year and for other executives are discretionary;

•	retirement benefits, which are determined without regard to gains from other elements of compensation; and

•	perquisites and other personal benefits.

When setting the compensation of Messrs. Kitagawa, Hirata and Nakatsuka, the Compensation Committee generally seeks to provide total compensation (base salary, incentive payments under our Equity Incentive Plan, accruals under our Supplemental Executive

Retirement Agreements and our Pension Plan, and all other compensation) for these executive officers at the 50th to the 75th percentiles of total compensation for our peer group.  Subjective adjustments can be made based on Territorial Savings Bank’s financial performance or an officer’s experience or proven contribution to Territorial Savings Bank over time.  Compensation for Messrs. Miyamoto and Lau is determined without reference to targets or peer group information.

For 2009, the Compensation Committee reviewed publicly available information for the three highest paid officers of the Coast Peer Group companies (described below in “—Peer Group Information”) paid during the year ended December 31, 2007 (aged to reflect a 4% general market increase in compensation), as provided by Amalfi Consulting.  Total compensation (including salary, annual cash bonuses/incentives, equity awards, all other compensation and retirement benefits) for the three highest paid officers of these companies, for each of the 50th and 75th percentiles, were as follows:

	Total Peer Group Compensation
Officer	50th Percentile	75th Percentile

Highest Paid	$1,293,900	$1,698,300
Second Highest Paid	730,000	898,300
Third Highest Paid	490,700	725,100
Total	$2,514,600	$3,321,700

The following table provides the potential total compensation that could have been received by Messrs. Kitagawa, Hirata and Nakatsuka for 2009 based upon estimates prepared by Amalfi Consulting as of January 2009.

	Total Compensation Based Upon Incentive Payments of
Officer	35% of Base Salary	70% of Base Salary

Allan S. Kitagawa	$1,807,400	$2,195,500
Vernon Hirata	605,800	744,400
Ralph Y. Nakatsuka	534,200	672,800
Total	$2,947,400	$3,612,700

In reviewing the reasonableness of the potential compensation for our officers for 2009 compared to the compensation of the peer group for 2007 aged to reflect a 4% general market increase in compensation, the Compensation Committee considered that officer compensation would be paid one year after the peer group information.  The peer group information was not adjusted to reflect regular salary increases, inflation or other adjustments that would have increased the peer group compensation during this one-year period.  Additionally, in reviewing the reasonableness of the potential compensation for Mr. Kitagawa, the Compensation Committee considered non-formula criteria discussed under “—Base Salary.”  For a discussion of the determination of the individual components, see “—Base Salary,” “—Cash Bonuses under our Executive Incentive Compensation Plan,” “Pension Benefits—Supplemental Executive Retirement Agreements,” “Pension Benefits—Pension Plan” and “Retirement Plans and Other Benefits—Perquisites.”

Base Salary.  Base salary is the primary source of compensation for services performed during the year for all employees.  Base salary ranges for named executive officers are determined based on the executive’s position and performance and, for Messrs. Kitagawa, Hirata and Nakatsuka, compensation levels paid by our peers to executives in similar positions.

During its review of base salaries for executives, the Compensation Committee primarily considers:

•	market data for peer institutions, direct competitors and publicly held businesses located in Hawaii;

•	internal review of the executive’s compensation, both individually and relative to other officers;

•	individual performance of the executive;

•	qualifications and experience of the executive; and

•	our financial condition and results of operations, including the tax and accounting impact of particular forms of compensation.

Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

For 2009, Amalfi Consulting provided peer group information with respect to the three highest paid officers of the peer group companies.  Base salaries for each of the 50th and 75th percentiles were as follows:

	Base Salary Compensation
Officer	50th Percentile	75th Percentile

Highest Paid	$477,800	$556,500
Second Highest Paid	273,000	312,000
Third Highest Paid	229,900	241,500
Total	$980,700	$1,110,000

Base salaries established for Messrs. Kitagawa, Hirata and Nakatsuka for 2009 were $801,954, $282,555 and $282,555, respectively.  Mr. Kitagawa’s base salary significantly exceeds the 75th percentile of base salaries set forth above for the highest paid officer of the peer group companies.  The Compensation Committee’s determination to pay this level of base salary was based upon non-formula criteria, including Mr. Kitagawa’s considerable experience in the banking industry and his contribution to Territorial Savings Bank as Chairman of the Board and Chief Executive Officer over the course of more than 20 years.  Mr. Hirata’s base salary was near the 75th  percentile of base salaries set forth above for the second highest paid officer of the peer group companies, and reflects his considerable experience in the banking industry and his contribution to Territorial Savings Bank over the course of more than 20 years.  Mr. Nakatsuka’s base salary was established at the same level as Mr. Hirata’s base salary, reflecting Mr.

Nakatsuka’s position with Territorial Savings Bank as well as his considerable experience in the banking industry.

Cash Bonuses under our Executive Incentive Compensation Plan.  Messrs. Kitagawa, Hirata and Nakatsuka are eligible to receive an annual cash bonus under our Executive Incentive Compensation Plan.  Messrs. Miyamoto and Lau do not participate in the Executive Incentive Compensation Plan.  The amount of the bonuses paid for 2009 under the Executive Incentive Compensation Plan is included in the Summary Compensation Table in the column labeled “Non-Equity Incentive Plan Compensation.” For 2009, under the Executive Incentive Compensation Plan, the amount of the incentive cash bonus could range from 0% to 70% of an executive’s salary, based on the following three components:

•
an award of up to 35% of the executive’s salary amount based on return on assets and return on equity targets (for the first six months of 2009), equally weighted between these two measurements, and return on assets targets for the second six months of 2009;

•	an award of up to 21% of an executive’s salary based on non-financial goals for each year; and

•	an award of up to 14% of an executive’s salary based on our long-term performance.

The target and maximum bonus opportunities are established so that the total compensation package for Messrs. Kitagawa, Hirata and Nakatsuka described above under “—Elements of Executive Compensation” may fall between the 50th to the 75th percentiles of total compensation for our peer group, such that satisfying target performance goals would generally result in total compensation of approximately the 50th percentile of peer group total compensation, while superior performance would generally result in total compensation of approximately the 75th percentile of peer group total compensation.

For 2010, the Compensation Committee has determined to increase the maximum amount payable under the long-term performance component under the Executive Incentive Compensation Plan from 14% of base salary to 44% of base salary, thus increasing the maximum bonus payable under the Executive Incentive Compensation Plan from 70% of base salary to 100% of base salary.

For the first half of 2009, return on assets and return on equity targets were established at the 50th percentile of Territorial Savings Bank’s peer groups (as described below in “—Peer Group Information”), calculated at a bank-only level.  For the first half of 2009, peer group information was provided in Federal Deposit Insurance Corporation Quarterly Reports.  For the second half of 2009, return on assets targets were established at the 50th percentile of Territorial Savings Bank’s peer groups, calculated at a holding company consolidated level.  For the second half of 2009, Amalfi Consulting, LLC provided peer group information that was published in earnings releases and other publicly available information as of February 23, 2010, resulting in certain peer group information that was not yet publicly available being excluded from the calculation of the performance ranges. Performance goals are calculated at a threshold, target and maximum achievement level.  No award is paid if actual results are below the threshold level.  For 2009, the Compensation Committee reviewed peer groups information weighted as follows:  Coast Peer Group - 40%, Loan Composition Peer Group - 30% and OTS Peer Group - 30%.  Peer group information was calculated for both financial institution-only performance and for holding company performance, allocated to reflect that we were in the holding company structure for only a portion of the year.

These weightings resulted in the following performance ranges:

Performance Measure	Threshold	Target	Maximum

Bank-only Return on Assets for First Six	0.43%	0.50%	0.58%
Months of 2009
Bank-only Return on Equity for First Six	3.05%	3.59%	4.13%
Months of 2009
Consolidated Return on Assets for	0.32%	0.38%	0.44%
Second Six Months of 2009

Territorial Savings Bank’s return on assets and return on equity for the first six months of 2009 were 0.80% and 8.61%, respectively, and Territorial Bancorp Inc.’s consolidated return on assets for the second six months of 2009 was 0.54%.  Therefore, our Compensation Committee awarded $280,684, $98,894 and $98,894 to Messrs. Kitagawa, Hirata and Nakatsuka, respectively.   These amounts represent the maximum amount payable for this portion of the bonus (35% of base salary for Messrs. Kitagawa, Hirata and Nakatsuka, respectively).

In 2008, Territorial Savings Bank also paid the maximum bonus to Messrs. Kitagawa, Hirata and Nakatsuka under this portion of the Executive Incentive Compensation Plan, which was 35% of their 2008 base salary.

For 2010, it is expected that this portion of the cash incentive award will be based only on a return on assets target, which will continue to be established at the 50th percentile of Territorial Savings Bank’s peer group, calculated for holding company performance.

For 2009, Messrs. Kitagawa, Hirata and Nakatsuka were eligible to earn a bonus up to 21% of base salary by meeting each of the following non-financial goals (with a maximum bonus of 10.5% of salary for meeting each of the following goals):

•	successful completion of Territorial Mutual Holding Company’s mutual-to-stock conversion; and

•
achieving actions outlined for 2009 in our interest rate risk reduction plan.  Specifically, the improvement of Territorial Savings Bank’s interest rate risk position by one classification according to calculations provided by the Office of Thrift Supervision on a quarterly basis (which is one component of an interest rate classification established by an Office of Thrift Supervision regulatory examination report).

The Compensation Committee determined that each of these goals was met.  Based on this performance, our Compensation Committee awarded $168,410, $59,337 and $59,337 to

Messrs. Kitagawa, Hirata and Nakatsuka, respectively.  These amounts represent the maximum amount payable for this portion of the bonus (21% of base salary for Messrs. Kitagawa, Hirata and Nakatsuka, respectively).

In 2008, Territorial Savings Bank also paid the maximum bonus to Messrs. Kitagawa, Hirata and Nakatsuka under this portion of the Executive Incentive Compensation Plan, which was 21% of their 2008 base salary.

For 2010, non-financial goals will consist of achieving actions outlined for 2010 in our interest rate risk reduction plan (which would be maintaining our current interest rate risk classification according to calculations provided by the Office of Thrift Supervision on a quarterly basis) and conducting the testing of internal controls by year-end 2010 as required by the Sarbanes-Oxley Act of 2002.

For 2009, long-term goals consisted of achieving a three-year average return on assets with a target equal to the 50th percentile of Territorial Savings Bank’s peer group over the same three-year period, and includes performance goals at a threshold, target and maximum achievement level.  No award is paid if actual results are below the threshold level.  Threshold, target and maximum achievement levels are based upon peer group information, and the peer groups were weighted in the same manner as described above for determining return on assets and return on equity targets, including an allocation for 2009 for both financial institution-only performance and for holding company performance, which resulted in the following range:

Performance Measure	Threshold	Target	Maximum

Return on Assets	0.37%	0.44%	0.51%

Territorial Savings Bank’s three-year average return on assets for 2007, 2008 and 2009 was 0.69%.  Based on this performance, which exceeded the maximum target for 2009, our Compensation Committee awarded $112,274, $39,558 and $39,558 to Messrs. Kitagawa, Hirata and Nakatsuka, respectively.  These amounts represent the maximum amount payable for this portion of the bonus (14% of base salary for Messrs. Kitagawa, Hirata and Nakatsuka, respectively).

In 2008, Territorial Savings Bank also paid the maximum bonus to Messrs. Kitagawa, Hirata and Nakatsuka under this portion of the Executive Incentive Compensation Plan, which was 14% of their 2008 base salary.

For 2009 return on assets, the Compensation Committee adjusted the return on assets to reflect prior reductions for other-than-temporary impairment charges for trust preferred securities, which charges were recognized in two different years because of changes in accounting rules.

The Compensation Committee has determined that the terms of the Executive Incentive Compensation Plan are appropriate in comparison to the bonuses paid to employees with the same position at comparable organizations, as reported in publicly available salary surveys, as well as in the 2009 Amalfi Consulting Survey that was specifically prepared for us.  The

Compensation Committee also considers the overall market for executive officer level positions at publicly held businesses located in Hawaii.  Cash bonuses paid under the Executive Incentive Compensation Plan are approved by the Compensation Committee.

Discretionary Cash Bonuses.  Messrs. Miyamoto and Lau are eligible to receive an annual cash bonus, the amount of which is discretionary and is not determined by a written cash bonus plan.  Messrs. Kitagawa, Hirata and Nakatsuka do not receive any discretionary cash bonuses.  The amount of the bonuses paid for 2009 to Messrs. Miyamoto and Lau are included in the Summary Compensation Table in the column labeled “Bonus.”  These discretionary cash bonuses are recommended by the President and Chief Executive Officer and approved by the Compensation Committee.  The President and Chief Executive Officer’s recommendation was based on subjective consideration of each of these senior executive’s contribution to our organization, and was not based on a formula or other pre-established criteria.

Peer Group Information.  A peer group survey prepared for us in 2007 contained data from four peer groups that we use as a reference to assess our competitive position with respect to the overall compensation paid to Messrs. Kitagawa, Hirata and Nakatsuka.  For 2009, we used this 2007 peer group, revised only to reflect financial institutions that were no longer operating entities, either due to mergers or otherwise.  This survey utilized data from the following peer groups of $1 billion to $5 billion in assets:

•	an Office of Thrift Supervision peer group that consists of 27 organizations,

•	a coast peer group, that consists of banks that are located on either the east or west coast (consisting of 14 institutions, which are a sub-set of the OTS peer group),

•
a loan composition peer group, comprised of financial institutions that have the highest concentration of loans secured by residential real estate and consumer loans (consisting of 14 institutions, which are a sub-set of the OTS peer group), and

•	Hawaiian public organizations, that consists of 11 publicly traded organizations located in Hawaii.

The coast peer group consisted of the following institutions:

Boston Private Financial Holdings, Inc.	Kearny Financial Corp. (MHC)
Brookline Bancorp, Inc.	OceanFirst Financial Corp.
Charter Financial Corporation (MHC)	Provident Financial Holdings, Inc.
Dime Community Bancshares, Inc.	Provident New York Bancorp
First Financial Holdings, Inc.	TrustCo Bank Corp NY
Flushing Financial Corporation	United Financial Bancorp, Inc.
Harrington West Financial Bancorp, Inc.	WSFS Financial Corporation

The loan composition peer group consisted of the following institutions:

Bank Mutual Corporation	OceanFirst Financial Corp.
Boston Private Financial Holdings, Inc.	Provident Financial Holdings, Inc.
Brookline Bancorp, Inc.	Provident New York Bancorp
Charter Financial Corporation (MHC)	Pulaski Financial Corp.
First Financial Holdings, Inc.	TrustCo Bank Corp. NY
First Place Financial Corp.	United Financial Bancorp, Inc.
Kearny Financial Corp. (MHC)	ViewPoint Financial Group (MHC)

The Office of Thrift Supervision peer group consisted of the following institutions:

Anchor BanCorp Wisconsin Inc.	Kearny Financial Corp. (MHC)
BankFinancial Corporation	NASB Financial, Inc.
Bank Mutual Corporation	OceanFirst Financial Corp.
Boston Private Financial Holdings, Inc.	Provident Financial Holdings, Inc.
Brookline Bancorp, Inc.	Provident New York Bancorp
CFS Bancorp, Inc.	Pulaski Financial Corp.
Charter Financial Corporation (MHC)	Superior Bancorp
Dime Community Bancshares, Inc.	TierOne Corporation
First Defiance Financial Corp.	TrustCo Bank Corp NY
First Financial Holdings, Inc.	United Financial Bancorp, Inc.
First Place Financial Corp.	United Western Bancorp, Inc.
Flushing Financial Corporation	ViewPoint Financial Group (MHC)
Harrington West Financial Group, Inc.	WSFS Financial Corporation
HMN Financial, Inc.

The Hawaiian public organization peer group consisted of the following institutions:

Alexander & Baldwin, Inc.	Hawaiian Holdings, Inc.
Bank of Hawaii Corp.	Hawaiian Telcom Communications, Inc.
Barnwell Industries	Hoku Scientific, Inc.
Central Pacific Financial Corp.	Maui Land & Pineapple Co.
Cyanotech Corp.	MI Macadamia Orchards -LP
Hawaiian Electric Industries

Employment Agreements.  We maintain employment agreements with Messrs. Kitagawa, Hirata and Nakatsuka, which provide severance payments in the event of involuntary or good reason termination of employment or termination following a change in control.  The rationale for providing these payments is to provide security for our key executives and stability among our senior management team.  For a discussion of these agreements and the payments that would be received by the named executive officers under certain scenarios with respect to those agreements, see “—Employment Agreements” below.

Retirement Plans and Other Benefits

401(k) Plan. We also provide all of our employees, including our named executive officers, with tax-qualified retirement benefits through our 401(k) plan.  All employees who meet the age and service requirements may participate in the 401(k) plan on a non-discriminatory basis.  We provide a 401(k) match equal to at least 5% of a participant’s salary deferral and we may exercise our discretion to increase the amount of the match.

Employee Stock Ownership Plan.  In connection with our stock offering, we implemented an employee stock ownership plan (“ESOP”), using the proceeds of a loan from Territorial Bancorp Inc. to purchase Territorial Bancorp Inc. common stock pursuant to applicable regulatory guidelines.  The ESOP provides our employees with additional retirement savings in the form of our common stock and encourages employee ownership in Territorial Bancorp Inc.  See “—Tax-Qualified Benefit Plans—Employee Stock Ownership Plan” for further description of the terms of the employee stock ownership plan.

Supplemental Employee Stock Ownership Plan.  Territorial Savings Bank adopted the Supplemental Employee Stock Ownership Plan (“Supplemental ESOP”) effective January 1, 2009 to provide certain executives with benefits that they otherwise would be entitled to under the tax-qualified ESOP, but for limitations imposed by the Internal Revenue Code.  During 2009, three employees participated in the Supplemental ESOP.  The Compensation Committee of the Board of Directors of Territorial Savings Bank administers the Supplemental ESOP.  Each year, participants in the Supplemental ESOP are credited with a dollar amount equal to the difference between the value of the shares of Territorial Bancorp Inc. common stock that would have been allocated to the participant under the tax-qualified ESOP, but for the limitations imposed by the Internal Revenue Code, and the actual value of shares of Territorial Bancorp Inc. common stock allocated to the participant under the ESOP for the relevant plan year.  Participants in the Supplemental ESOP may direct the investment of their Supplemental ESOP accounts among a select group of broadly diversified mutual funds selected by the Compensation Committee.  Benefits are generally payable in a cash lump sum within 90 days of the first to occur of (i) the participant’s separation from service; (ii) the participant’s death; (iii) the participant’s disability; or (iv) a change in control of Territorial Savings Bank or Territorial Bancorp Inc., but, in order to comply with Section 409A of the Internal Revenue Code, payments will be delayed for six months for any “specified employee” (as defined in Section 409A of the Internal Revenue Code).

Supplemental Executive Retirement Agreement.  We provide supplemental executive retirement benefits for Messrs. Kitagawa, Hirata and Nakatsuka.  We provide these retirement benefits in order to remain competitive and to attract and retain these executive officers.  See “—Pension Benefits — Supplemental Executive Retirement Agreements” for further description of the terms of the agreements.

Perquisites. We offer various fringe benefits to all of our employees, including our named executive officers, including group policies for medical insurance.  We provide individual coverage to employees, with the employee being responsible for a portion of the premium.  Our named executive officers are provided with an automobile or automobile allowance, life insurance, long-term care insurance and long-term disability insurance.  In addition, for some of our named executive officers (Messrs. Kitagawa, Hirata and Nakatsuka) we pay club dues and provide cellular phone reimbursement and spousal travel.  The Compensation Committee believes these benefits are appropriate and assist these officers in fulfilling their employment obligations.

Pension Plan.  In 2008, we froze our tax-qualified defined benefit plan such that no further benefit accruals will be earned after December 31, 2008; however, participants will continue to earn vesting credit.  We made this change because many of our peer banks have also frozen or terminated their defined benefit pension plans, and we have found that a 401(k) plan is a more attractive retirement vehicle in recruiting employees.

Tax and Accounting Implications.  In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program.  Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements.  As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.  To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible.  However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

Review of Risk Related to Compensation Policies and Procedures.  The Compensation Committee of the Board of Directors is responsible for the oversight of employee compensation policies and procedures, including the determination of whether any material risk is imposed on Territorial Bancorp Inc. from our compensation policies and procedures.  The Compensation Committee has reviewed our compensation policies and procedures, including those related to the payment of commissions and bonuses, and believes that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Territorial Bancorp Inc. and Territorial Savings Bank.

Executive Officer Compensation

Summary Compensation Table.  The table below summarizes the total compensation paid to or earned by our named executive officers for the years ended December 31, 2009, 2008 and 2007.

Name and principal position	Year	Salary (1)	Bonus (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation		Total

Allan S. Kitagawa	2009	$801,954	$—	$561,368	$716,517	$147,489	(5)	$2,227,328
Chairman of the Board,	2008	766,080	—	527,436	661,907	22,297		1,977,720
President and Chief	2007	738,800	—	152,880	613,212	25,508		1,530,400
Executive Officer

Melvin M. Miyamoto	2009	$130,208	45,572	—	33,945	34,794	(6)	244,519
Senior Vice President and	2008	123,073	37,560	—	33,945	19,395		213,973
Treasurer (principal	2007	118,619	14,513	—	31,621	19,713		184,466
financial officer)

Vernon Hirata	2009	$282,555	—	197,789	158,035	67,464	(7)	705,843
Vice Chairman,	2008	269,100	—	188,370	123,912	23,662		605,044
Co-Chief Operating	2007	260,000	—	54,600	169,589	26,200		510,389
Officer, General Counsel
and Corporate Secretary

Ralph Y. Nakatsuka	2009	$282,555	—	197,789	123,766	62,570	(8)	666,680
Vice Chairman and	2008	269,100	—	188,370	111,820	16,985		586,275
Co-Chief Operating	2007	121,333	—	54,600	—	12,792		188,725
Officer

Richard K.C. Lau	2009	$152,776	45,832	__	55,128	40,836	(9)	294,572
Senior Vice President and	2008	144,057	44,070	—	49,375	20,695		258,197
Chief Lending Officer	2007	138,752	16,946	—	44,343	19,826		219,867

(footnotes begin on following page)

(footnotes from previous page)

(1)	For Mr. Kitagawa, includes fees relating to service as Chairman of the Board. Mr. Nakatsuka was hired on July 12, 2007 and his annual base salary for 2007 was $260,000.
(2)	The amounts in this column represent discretionary cash bonuses.
(3)	The amounts in this column represent the dollar value of the cash bonus incentives earned under the executive incentive compensation plan.
(4)
For 2009, the amounts in this column for Mr. Kitagawa represent a change in value of $65,529 for the pension plan, $618,722 for the supplemental executive retirement agreement and $32,266 for above-market earnings (defined for these purposes as the difference between 7%, which is the annual amount of interest paid on the deferred account balances, and 5.02%, which is 120% of the applicable federal long-term rate), for Mr. Miyamoto a change in value of $33,945 for the pension plan, for Mr. Hirata a change in value of $53,796 for the pension plan, $98,338 for the supplemental executive retirement agreement and $5,901 for above-market earnings, for Mr. Nakatsuka a change in value of $1,939 for the pension plan, $121,827 for the supplemental executive retirement agreement and $0 for above-market earnings and for Mr. Lau a change in value of $55,128  for the pension plan.  For 2008, the amounts in this column for Mr. Kitagawa represent a change in value of $65,529 for the pension plan, $571,249 for the supplemental executive retirement agreement and $25,129 for above-market earnings (defined for these purposes as the difference between 7%, which is the annual amount of interest paid on the deferred account balances, and 5.35%, which is 120% of the applicable federal long-term rate), for Mr. Miyamoto a change in value of $33,945 for the pension plan, for Mr. Hirata a change in value of $53,796 for the pension plan, $65,520 for the supplemental executive retirement agreement and $4,596 for above-market earnings, for Mr. Nakatsuka a change in value of $1,939 for the pension plan, $109,881 for the supplemental executive retirement agreement and $0 for above-market earnings and for Mr. Lau a change in value of $49,375  for the pension plan. For 2007, the amounts in this column for Mr. Kitagawa represent a change in value of $61,695 for the pension plan, $550,032 for the supplemental executive retirement agreement and $1,485 for above-market earnings (defined for these purposes as the difference between 7%, which is the annual amount of interest paid on the deferred account balances, and 5.51%, which is 120% of the applicable federal long-term rate), for Mr. Miyamoto a change in value of $31,621 for the pension plan, for Mr. Hirata a change in value of $49,962 for the pension plan, $119,355 for the supplemental executive retirement agreement and $272 for above-market earnings and for Mr. Lau a change in value of $44,343 for the pension plan.  Mr. Miyamoto and Mr. Lau do not participate in a supplemental executive retirement agreement.

(5)
Includes $1,660 for 401(k) plan matching contributions, $1,533 for long-term care premiums, $4,465 for health insurance premiums, $1,323 for long-term disability insurance premiums, $755 for basic life insurance premiums, $2,612 for personal use of company automobile, $9,453 for club dues and fees, $1,339 for cell phone reimbursement, $3,774 for spousal travel expense, $22,146 for ESOP allocations, and $98,429 for non-qualified supplemental ESOP allocations.

(6)
Includes $1,660 for 401(k) plan matching contributions, $772 for long-term care premiums, $4,465 for health insurance premiums, $631 for long-term disability insurance premiums, $505 for basic life insurance premiums, $7,200 for automobile allowance, $3,600 for parking, and $15,961 for ESOP allocations.

(7)
Includes $1,660 for 401(k) plan matching contributions, $1,195 for long-term care premiums, $3,167 for health insurance premiums, $1,323 for long-term disability insurance premiums, $755 for basic life insurance premiums, $12,410 for personal use of company automobile, $1,572 for club dues and fees, $1,008 for cell phone reimbursement, $1,730 for spousal travel expense, $22,146 for ESOP allocations, and $20,498 for non-qualified supplemental ESOP allocations.

(8)
Includes $1,660 for 401(k) plan matching contributions, $1,231 for long-term care premiums, $6,312 for health insurance premiums, $1,323 for long-term disability insurance premiums, $755 for basic life insurance premiums, $2,589 for personal use of company automobile, $3,571 for club dues and fees, $540 for cell phone reimbursement, $1,781 for spousal travel expense, $22,146 for ESOP allocations, and $20,662 for non-qualified supplemental ESOP allocations.

(9)
Includes $1,660 for 401(k) plan matching contributions, $1,185 for long-term care premiums, $4,465 for health insurance premiums, $741 for long-term disability insurance premiums, $379 for basic life insurance premiums, $7,200 for automobile allowance, $4,500 for parking, $1,967 for club dues and fees and $18,739 for ESOP allocations.

Plan-Based Awards.  The following table sets forth for the year ended December 31, 2009 certain information as to grants of plan-based awards for the named executive officers under the terms of the Executive Incentive Compensation Plan.  For the year ended December 31, 2009, payments were paid in February 2010 in the amounts listed in the “Summary Compensation Table.”  For a discussion of this plan, see “Compensation Discussion and Analysis—Cash Bonuses under our Executive Incentive Compensation Plan” and “Executive Officer Compensation—Executive Incentive Compensation Plan.”

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Allan S. Kitagawa	(1)	$—	$280,683	$561,368
Melvin M. Miyamoto	―	—	—	—
Vernon Hirata	(1)	—	98,894	197,789
Ralph Y. Nakatsuka	(1)	—	98,894	197,789
Richard K.C. Lau	―	—	—	—
_______________
(1)
On an annual basis, Messrs. Kitagawa, Hirata and Nakatsuka are eligible to receive incentive cash bonuses under the Executive Incentive Compensation Plan.  Mr. Miyamoto and Mr. Lau do not participate in the plan.

Employment Agreements.  Territorial Savings Bank has entered into separate employment agreements with Messrs. Kitagawa, Hirata and Nakatsuka (referred to below as the “executives” or “executive”).  Upon completion of the conversion, Territorial Bancorp Inc. entered into separate employment agreements with each executive, which have essentially identical provisions as the Territorial Savings Bank agreements, except that the employment agreements will provide that Territorial Bancorp Inc. will make any payments not made by Territorial Savings Bank under its agreements with the executives and that the executives will not receive any duplicate payments.  Our continued success depends to a significant degree on the skills and competence of these officers, and the employment agreements are intended to ensure that we maintain a stable management base following the offering.  The discussion below addresses the employment agreements for each executive with Territorial Savings Bank and Territorial Bancorp Inc.

The employment agreements each provide for three-year terms, subject to annual renewal by the Board of Directors for an additional year beyond the then-current expiration date.  The 2009 base salaries under the employment agreements are $801,954 for Mr. Kitagawa, $282,555 for Mr. Hirata and $282,555 for Mr. Nakatsuka.  The agreements also provide for participation in employee benefit plans and programs maintained for the benefit of senior management personnel, including discretionary bonuses, participation in stock-based benefit plans, and certain fringe benefits as described in the agreements.

Upon termination of an executive’s employment for cause, as defined in each of the agreements, the executive will receive no further compensation or benefits under the agreement.  If we terminate the executive for reasons other than for cause or if the executive terminates voluntarily under specified circumstances that constitute constructive termination, the executive will receive an amount equal to the base salary and cash bonus and employer contributions to benefit plans that would have been payable for the remaining term of the agreement.  We will also continue to pay for each executive’s life, health and dental coverage for up to three years, with the executive responsible for his share of the employee premium.

If the executive terminates employment for any reason other than for cause within 12 months following a change in control, the executive will receive the greater of (a) the amount he would have received if we terminated the executive for a reason other than for cause or if the executive voluntarily terminated under specified circumstances that constitute constructive termination (as described in the immediately preceding paragraph), or (b) three times his prior five-year average of taxable compensation less one dollar.  We will also continue to pay for each executive’s life, health and dental coverage for up to three years, with the executive responsible for his share of the employee premium.

Upon termination of employment (other than a termination in connection with a change in control), each executive will be required to adhere to a one-year non-competition provision.  The executive will be required to release us from any and all claims in order to receive any payments and benefits under their agreements.  We will agree to pay all reasonable costs and legal fees of the executives in relation to the enforcement of the employment agreements, provided the executives succeed on the merits in a legal judgment, arbitration proceeding or settlement.  The employment agreements also provide for indemnification of the executives to the fullest extent legally permissible.

Separation Pay Plan. The Territorial Savings Bank Separation Pay Plan provides severance benefits to eligible employees whose employment is involuntarily terminated within 24 months after a change in control of Territorial Bancorp Inc.  All regular employees who do not receive severance pay under an employment or change in control agreement are participants in this plan.  Terminated employees will receive a severance payment of one month of base compensation for each year of service, up to a maximum of 24 months of base compensation, and employees who are at the level of Senior Vice President or above will receive a minimum severance payment of 12 months of base compensation.  In addition, terminated employees who are at the level of senior vice president and above will also be eligible to continue to participate in our health insurance plan for up to one year, with the employee responsible for his share of the employee premium.

Executive Incentive Compensation Plan. Territorial Savings Bank maintains the Executive Incentive Compensation Plan (the “EICP”).  Messrs. Kitagawa, Hirata and Nakatsuka are currently the only participants in the EICP.  The purpose of the EICP is to provide structured annual bonuses to key management personnel for their contributions to the achievement of strategic organizational objectives of Territorial Savings Bank.  The participants’ bonuses are determined based on bank-wide performance measures, non-financial goals and Territorial Savings Bank’s long-term performance.  For 2009, the bank-wide performance measures are based on Territorial Savings Bank’s return on assets and return on equity.  The amount of the bonus for the participants is the sum of the bank-wide performance measures, non-financial goals and Territorial Savings Bank’s long-term performance.  The amount of bonus awarded shall be determined as a percentage of the participants’ base salary, where such percentage shall, for 2009, not exceed 70% of base salary, and beginning in 2010, 100% of base salary.  At the end of each fiscal year, the Compensation Committee will calculate each participant’s award.  Bonuses, if any, are paid in a single cash lump sum distribution within 75 days of the close of the fiscal year or as soon as the performance data is available to compute the amount of the awards.

Pension Benefits

The following table sets forth the actuarial present value of each named executive officer’s accumulated benefit under our pension plan, along with the number of years of credited service, and for Messrs. Kitagawa, Hirata, and Nakatsuka, the value of their benefits in each of their supplemental executive retirement agreements.

Pension Benefits At And For The Year Ended December 31, 2009
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year

Allan S. Kitagawa	Pension Plan	22	$685,287	$—

	Supplemental Executive	N/A	5,384,722	—
	Retirement Agreement

Melvin M. Miyamoto	Pension Plan	25	206,583	—

Vernon Hirata	Pension Plan	22	347,693	—

	Supplemental Executive	N/A	621,950	—
	Retirement Agreement

Ralph Y. Nakatsuka	Pension Plan	2	10,461	—

	Supplemental Executive	N/A	231,708	—
	Retirement Agreement

Richard K.C. Lau	Pension Plan	26	546,866	—
___________________
(1)
Present value of accumulated benefits under the pension plan and the supplemental executive retirement agreement as of December 31, 2009, determined using interest rate and mortality rate assumptions consistent with those used for our financial reporting purposes, assuming that the executive’s normal retirement age is his retirement date.  The valuation method and all material assumptions applied in quantifying the present value of the current accrued benefit are set forth in the footnotes to the consolidated financial statements.

Pension Plan. Territorial Savings Bank sponsors the Territorial Savings Bank Employee Retirement Plan, a defined benefit pension plan that covers substantially all of our employees.  Employees become eligible for participation in the pension plan on the first day of the calendar month on or after completing one year of service and attaining age 21.  Effective December 31, 2008, the pension plan was frozen, such that no further benefit accruals will be earned after that date; however, participants will continue to earn vesting credit.

Participants in the pension plan become fully vested in their retirement benefits upon completion of five years of service.  They also become 100% vested upon attaining age 65 or upon death.  A participant who terminates employment on or after reaching age 65 is entitled to the full retirement benefit.  A participant’s normal retirement benefit is generally based on a formula that takes into account the amount credited under the pension plan for service before January 1, 1984 and the amount credited under the pension plan for service from 1984 to 1998 and the amount credited from 1998 to 2008, as well as salary and certain other compensation.  The plan does not grant additional years of service for any purpose.

The pension plan permits early retirement at age 55.  Participants who retire after age 65 will be entitled to the full amount of their benefit, generally calculated through their late retirement date.  Eligible participants who elect an early retirement benefit will receive a reduced normal retirement benefit.  As of December 31, 2009, each named executive officer was eligible for early retirement, and Mr. Lau was eligible for normal retirement.

The normal form of retirement for participants who are not married is a single life annuity.  The normal form of retirement benefit for participants who are married is a 50% joint and survivor annuity.  Other optional forms of benefit are available, such as an early retirement benefit, and all optional forms of benefit are the actuarial equivalent of the normal form (e.g., a participant does not receive more or less by selecting an optional form of benefit).  In the event of the participant’s death, benefits normally will be paid to the participant’s spouse unless the spouse consents to an alternative beneficiary in writing.  In the event of death any time after a participant is vested or eligible for a pension benefit, provided the participant has been married for at least one year and provided that benefits have not commenced at the time of death, the participant’s spouse may either receive the full benefit when the participant would have reached age 65 or receive a reduced benefit anytime after the deceased participant would have attained age 55.

For the 2009 plan year, we made no contributions to the pension plan.

Supplemental Executive Retirement Agreements.  We have entered into a supplemental executive retirement agreement with each of Messrs. Kitagawa, Hirata and Nakatsuka.  Under Mr. Kitagawa’s agreement, the executive is entitled to receive an amount equal to the present value of $600,000 per year for 15 years payable in a lump sum on the first day of the month upon retirement after attaining age 66.  Under the agreements with Messrs. Hirata and Nakatsuka, the executive will receive an annual benefit upon retirement after age 66 equal to 65% of the average of his compensation for the three years immediately preceding his termination of employment reduced by the sum of the benefits payable under the pension plan and Social Security benefits.  Mr. Hirata’s benefits will be paid in monthly installments for 15 years and Mr. Nakatsuka will receive a lump sum.

Each executive may also retire early, before attaining age 66, and receive a reduced benefit.  Mr. Kitagawa will receive the amount accrued for accounting purposes as of the end of the calendar year before his termination of employment, payable in a lump sum.  Messrs. Hirata’s and Nakatsuka’s benefits are reduced by a fraction, the numerator of which is completed years of service and the denominator of which is the executive’s potential years of service if he had remained employed until age 66, with such benefits paid by lump sum for Mr. Nakatsuka and in installments for Mr. Hirata over 15 years.

For Mr. Kitagawa, if his employment is terminated within three years following a change in control, he will receive his normal retirement benefit.  Messrs. Hirata and Nakatsuka will each receive 65% of their final average compensation projected to age 66, without any reduction for amounts payable under the pension plan or Social Security.  All amounts are paid as a lump sum except Mr. Hirata will receive installments for 15 years.  The agreements contain change of control “tax gross up” provisions such that if a payment to any of the three executives exceeds the limit on such payments pursuant to Internal Revenue Code Section 280G, and thereby imposes an excise tax on the officer, Territorial Savings Bank, or its successor, will pay such executive additional amounts to compensate for the excise tax.

In the event of disability or death, Messrs. Hirata and Nakatsuka will receive the same benefit as if they had terminated employment following a change in control.  Upon death, Mr. Kitagawa will receive a lump-sum payment equal to the present value of his projected normal retirement benefit and upon disability Mr. Kitagawa will receive a lump sum equal to the amount accrued for accounting purposes under the plan.

No benefits are payable in the event of a termination for cause.

Nonqualified Deferred Compensation Plans

The following table provides information with respect to each nonqualified deferred compensation plan in which the named executive officers participated in 2009.

Nonqualified Deferred Compensation At And For The Year Ended December 31, 2009

Name	Plan Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year (1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End (2)

Allan S.	Executive Deferred
Kitagawa	Incentive Agreement	$—	$—	$114,072	$—	$1,743,678

Vernon	Executive Deferred
Hirata	Incentive Agreement	—	—	20,861	—	318,888
________________________
(1)
The amounts in this column include above-market earnings for the executive deferred incentive agreements in the amount of $32,266 and $5,901 for Messrs. Kitagawa and Hirata, respectively, which amounts have been reported as compensation for the year ended December 31, 2009 in the Summary Compensation Table.  The account balances accrue interest at the rate of 7% per year.  We ceased making contributions to the agreements for calendar years beginning after 2006 (other than the interest crediting).

(2)	Amounts attributed to above-market earnings have been reported as compensation for the years ended December 31, 2009, 2008 and 2007 in the Summary Compensation Table.

Executive Deferred Incentive Agreement. We have entered into an executive deferred incentive agreement with each of Mr. Kitagawa and Mr. Hirata.  Each agreement was frozen effective August 29, 2007.  Before the agreements were frozen, each agreement provided for the grant of annual cash awards equal to a specified percentage of base salary, based on the attainment of established criteria.  Payment of all awards is deferred until the earlier of:

•	normal retirement age,

•	early termination,

•	separation from service within three years following a change in control,

•	termination due to disability, or

•	death, when the executive will receive a lump sum.

Potential Payments on Termination or Change in Control

Assuming that each of our named executive officers terminated employment as of December 31, 2009, they would be entitled to certain payments and benefits.  The following tables set forth payments that would have been made to Messrs. Kitagawa, Hirata and Nakatsuka pursuant to their employment agreements had their employment been terminated for the following reasons as of December 31, 2009.  No other named executive officer was a party to an employment agreement as of December 31, 2009.  There are no payments or benefits payable solely on account of a change in control.

Allan S. Kitagawa

Payments and Benefits	Voluntary Termination or Retirement	Involuntary Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason	Change in Control With Termination of Employment	Termination Upon Death (3)	Termination Upon Disability (4)
Severance Pay (1)	$—	$—	$6,026,126	$4,139,309	$131,828	$373,891

Health, Dental, Life
Insurance Continuation (2)	—	—	15,474	15,474	—	—
Total	$—	$—	$6,041,600	$4,154,783	$131,828	$373,891

Vernon Hirata

Payments and Benefits	Voluntary Termination or Retirement	Involuntary Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason	Change in Control With Termination of Employment	Termination Upon Death (3)	Termination Upon Disability (4)
Severance Pay (1)	$—	$—	$1,826,991	$1,013,256	$46,447	$2,722,535

Health, Dental, Life
Insurance Continuation (2)	—	—	11,634	11,634	—	—
Total	$—	$—	$1,838,625	$1,024,890	$46,447	$2,722,535

Ralph Y. Nakatsuka

Payments and Benefits	Voluntary Termination or Retirement	Involuntary Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason	Change in Control With Termination of Employment	Termination Upon Death(3)	Termination Upon Disability(4)
Severance Pay (1)	$—	$—	$1,687,673	$799,887	$46,447	$3,855,698

Health, Dental, Life
Insurance Continuation (2)	—	—	21,027	21,027	—	—
Total	$—	$—	$1,708,700	$820,914	$46,447	$3,855,698

(footnotes begin on following page)

(footnotes from previous page)

(1)
These severance payments are payable if the executive’s employment is terminated either (i) by Territorial Savings Bank or Territorial Bancorp Inc. for any reason other than cause, death or disability or (ii) by the executive if Territorial Savings Bank or Territorial Bancorp Inc. takes certain adverse actions (a “good reason” termination).  The Involuntary Termination Without Cause or Termination by the Executive for Good Reason column represents a lump sum payment equal to the base salary and bonus and retirement benefits the executive would have received for the remaining term of his employment agreement, which is 2 years and 10 months for each of Messrs. Kitagawa, Hirata and Nakatsuka.  The Change in Control With Termination of Employment column represents the greater of (a) the amount shown in the Involuntary Termination Without Cause or Termination by the Executive for Good Reason column, or (b) a lump sum payment equal to three times the executive’s prior five-year average of taxable compensation less one dollar, provided that the amount may not exceed three times the executive’s average taxable income for the five years ended December 31, 2008 (the “280G Threshold”).  The amounts in the Change in Control With Termination of Employment column for Mr. Kitagawa are reduced by $15,474, for Mr. Hirata are reduced by $11,634 and for Mr. Nakatsuka are reduced by $21,027 due to the 280G Threshold.  The amounts are not discounted to present value.  The severance payments are lower if the termination of employment occurs concurrently with or subsequent to a change in control due to the 280G Threshold.  The amounts shown in the above tables are based on the terms of the amended Territorial Savings Bank employment agreements, which were adopted on October 29, 2008, and the new Territorial Bancorp Inc. employment agreements adopted on November 13, 2009.

(2)
Represents the estimated cost of continuing medical, dental and life insurance premiums for three years for each executive.  The estimated costs do not assume an increase in current premiums and the amounts have not been discounted to present value.

(3)	If the executive’s employment is terminated due to death, the executive’s beneficiaries or estate will receive an amount equal to sixty days of the executive’s current base salary.
(4)
If an executive’s employment is terminated due to disability, Mr. Kitagawa would receive disability benefits of $83,087 per month, Mr. Hirata would receive disability benefits of $29,433 per month and Mr. Nakatsuka would receive disability benefits of $29,433 per month until they reach their normal retirement age of 65.  Territorial Savings Bank is required to pay these monthly amounts, less the amount of monthly disability income insurance benefits which are $15,000 for Mr. Kitagawa, $15,000 for Mr. Hirata and $15,000 for Mr. Nakatsuka.  The Termination Upon Disability column represents the total amount of disability benefits payable and the amount has not been discounted to present value.

The above table does not include the value of the benefits to be paid under the supplemental employee retirement agreement in the event an executive terminates employment due to early retirement, disability, change in control or death, which had an estimated present value of $5,384,722 for early retirement and $6,349,107 for disability, change in control and death for Mr. Kitagawa, $519,649, $1,803,970, $1,803,970 and $2,775,338, respectively, for Mr. Hirata and $146,689, $1,783,104, $1,783,104 and $2,743,237, respectively, for Mr. Nakatsuka as of December 31, 2009.  None of Mr. Kitagawa, Mr. Hirata of Mr. Nakatsuka would have been entitled to a normal retirement benefit as of December 31, 2009.  Messrs. Kitagawa and Nakatsuka’s benefits are payable by lump sum and Mr. Hirata’s benefits are payable over 15 years.  The present value amounts shown for Mr. Hirata represent the present value of the 15 years of payments to be made to him.  In addition, the above table does not include the value of the benefits to be paid under the executive deferred incentive agreement in the event the executive terminates employment due to normal or early retirement, disability, change in control or death, which was $1,743,678 for Mr. Kitagawa and $318,888 for Mr. Hirata.  Mr. Nakatsuka does not participate in the executive deferred incentive agreement.

Messrs. Miyamoto and Lau would not have been entitled to any severance or continued insurance coverage if their employment terminated as of December 31, 2009.  Under our pension plan, Messrs. Miyamoto and Lau would have been entitled to $2,829 and $4,594, respectively, if their employment terminated as of December 31, 2009; under our long-term disability insurance plan, Messrs. Miyamoto and Lau would have been entitled to $7,233 and $8,487, respectively, if their employment terminated as of December 31, 2009; and under life insurance policies, Messrs. Miyamoto and Lau would have been entitled to $196,000 and $149,500, respectively, if their employment terminated as of December 31, 2009.

Tax-Qualified Benefit Plans

Territorial Savings Bank Profit Sharing and 401(k) Plan.  We sponsor the Territorial Savings Bank Profit Sharing and 401(k) Plan, a tax-qualified defined contribution plan, for all employees who have satisfied the plan’s eligibility requirements.  Employees may begin deferring their compensation and are eligible to receive matching contributions and profit sharing contributions as of the first day of the month following the completion of 12 months of employment during which they worked at least 1,000 hours.  All contributions are 100% vested.

Employee Stock Ownership Plan. Effective January 1, 2009, Territorial Savings Bank adopted an employee stock ownership plan for eligible employees.  Eligible employees who have attained age 21 and were employed by us as of January 1, 2009 will begin participation in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 978,650 shares of Territorial Bancorp Inc. common stock issued in the offering.  The employee stock ownership plan funded its stock purchase with a loan from Territorial Bancorp Inc. equal to the aggregate purchase price of the common stock.  The loan will be repaid principally through Territorial Savings Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 20-year term of the loan.  The interest rate for the employee stock ownership plan loan is an adjustable rate equal to the prime rate, as published in The Wall Street Journal, which adjusts annually.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan.  The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants.  Participants become 100% vested upon the completion of three years of service.  Participants who were employed by Territorial Savings Bank immediately prior to the offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan.  Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan.  Generally, participants will receive distributions from the employee stock ownership plan upon separation from service.  The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The employee stock ownership plan permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts.  The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee’s fiduciary responsibilities.

Under applicable accounting requirements, Territorial Savings Bank will record a compensation expense for the employee stock ownership plan at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants’ accounts.  The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in Territorial Bancorp Inc.’s earnings.

Supplemental Employee Stock Ownership Plan. Territorial Savings Bank adopted the Supplemental Employee Stock Ownership Plan (“Supplemental ESOP”) effective January 1, 2009 to provide certain executives with benefits that they would otherwise be entitled to under the tax-qualified employee stock ownership plan, but for limitations imposed by the Internal Revenue Code.  See “Compensation Discussion and Analysis-Retirement Plans and Other Benefits—Supplemental Employee Stock Ownership Plan” for further information about the Supplemental ESOP.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy report.

Compensation Committee of the Board of Directors of
Territorial Bancorp Inc.

Harold H. Ohama (Chairman)
Howard Y. Ikeda
Kirk W. Caldwell

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer.  The Compensation Committee consists of Directors Ohama, who serves as Chairman, Caldwell, who serves as Vice-Chairman and Ikeda.  None of these individuals was an officer or employee of Territorial Bancorp Inc. during the year ended December 31, 2009, or is a former officer of Territorial Bancorp Inc.  For the year ended December 31, 2009, none of the members of the Compensation Committee had any relationship requiring disclosure under “Transactions with Certain Related Persons.”

During the year ended December 31, 2009, (i) no executive of Territorial Bancorp Inc. served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of Territorial Bancorp Inc.; (ii) no executive officer of Territorial Bancorp Inc. served as a director of another entity, one of whose executive officers served on the Compensation Committee of Territorial Bancorp Inc.; and (iii) no executive officer of Territorial Bancorp Inc. served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of Territorial Bancorp Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock.  Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis.

Based solely on the review of copies of the reports we have received and written representations provided to us from the individuals required to file the reports, we believe that each of our executive officers and directors has complied with applicable reporting requirements for transactions in Territorial Bancorp Inc. common stock during the year ended December 31, 2009.

Transactions with Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Territorial Savings Bank to our executive officers and directors in compliance with federal banking regulations.

At December 31, 2009, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Territorial Savings Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.  These loans were performing according to their original terms at December 31, 2009, and were made in compliance with federal banking regulations.

Pursuant to Territorial Bancorp Inc.’s Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $50,000 with our directors, executive officers and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved.  Additionally, pursuant to our Code of Ethics and Business Conduct, all of our executive officers and directors must disclose any existing or emerging conflicts of interest to our Chairman of the Board and Chief Executive Officer.  Such potential conflicts of interest include, but are not limited to, the following: (i) our conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with us.

Nominating and Corporate Governance Committee Procedures

General

It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors.  The Nominating and Corporate Governance Committee, which is comprised solely of non-employee directors, all of whom the Board has determined are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc., may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors.  To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Diversity Considerations

In identifying candidates for Director, the Nominating and Corporate Governance Committee and the Board of Directors takes into account (1) the comments and recommendations of Board members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new Board members, (2) the requisite expertise and diversity of the Board of Directors’ overall membership composition, (3) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (4) all other factors it considers appropriate. The Company does not have a written policy for executing this responsibility because it believes that the most appropriate process will depend on the circumstances surrounding each such decision.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing to the main office of the Company, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, 1132 Bishop Street, Suite 2200, Honolulu, Hawaii 96813:

(1)	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

(2)
The name and address of the stockholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by the stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

(3)
The name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate’s share ownership should be provided);

(4)	A statement of the candidate’s business and educational experience;

(5)	Such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

(6)	A statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

(7)	Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

(8)	A statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.

To be timely, the submission of a candidate for Director by a stockholder must be received by the Corporate Secretary at least 180 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders

Process for Identifying and Evaluating Nominees

The process that the Nominating and Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification.  For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by Territorial Savings Bank.  The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above.  The Nominating and Corporate Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation.  In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below.  If such individual fulfills these criteria, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Qualifications

The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include the following:

•
A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

•
No person may serve on the Board of Directors and at the same time be a director or officer of another co-operative bank, credit union, savings bank, savings and loan association, trust company, bank holding company or banking association (in each case whether chartered by a state, the federal government or any other jurisdiction) that engages in business activities in the same market area as the Company or any of its subsidiaries.

A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

Selection Considerations

If the candidate is deemed eligible for election to the Board of Directors, the Committee will consider the following criteria in selecting nominees, as described in more detail in the Committee’s Criteria for Director Nominees:

•	contribution to board;

•	experience;

•	familiarity with and participation in local community;

•	integrity;

•	stockholder interests and dedication; and

•	independence.

The Committee will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of the Company’s stockholders, employees, customers and communities.  The Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The Committee may weight the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time.  The Committee will maintain at least one director who meets the definition of “audit committee financial expert” under Securities and Exchange Commission regulations.

With respect to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than March 14, 2011.  If next year’s annual meeting is held on a date more than 30 calendar days from May 24, 2011, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting.  Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws generally provides that any stockholder desiring to make a proposal for new business at an annual meeting of stockholders or to nominate one or more candidates for election as directors must submit written notice filed with the Secretary of the Company not less than 80 days nor more than 90 days prior to any such annual meeting; provided, however, that if less than 90 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such written notice shall be delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.  The 2011 annual meeting of stockholders is expected to be held May 24, 2011.  For the 2011 annual meeting of stockholders, the notice would have to be received between February 23, 2011 and March 7, 2011.  The stockholder must also provide certain information in the notice, as set forth in the Company’s Bylaws.  Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting.

Nothing in this proxy statement or our Bylaws shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors.  All communications from stockholders should be addressed to:  Board of Directors, Territorial Bancorp Inc., 1132 Bishop Street, Suite 2200, Honolulu, Hawaii 96813.  Communications to individual directors should be sent to such director at the Company’s address.  The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, the Corporate Secretary will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly (for example where it is a request for information about the Company or a stock-related matter); or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Corporate Secretary will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Miscellaneous

The Company will pay the cost of this proxy solicitation.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company.  Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation.  The Company has retained Laurel Hill Advisory Group, LLC to assist the Company in soliciting proxies, and has agreed to pay Laurel Hill Advisory Group, LLC a fee of $7,000 plus reasonable expenses for these services.

The Company’s Annual Report to Stockholders has been included with this proxy statement.  Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company.  The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record.  If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials

The Company’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2009 Annual Report to Stockholders are each available on the internet at www.cfpproxy.com/6679.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Vernon Hirata
Vernon Hirata
Corporate Secretary

Honolulu, Hawaii
July 12, 2010

APPENDIX A

TERRITORIAL BANCORP INC.

2010 EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1            Purpose, Effective Date and Term.  The purpose of this Territorial Bancorp Inc. 2010 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Territorial Bancorp Inc., a Maryland corporation (the “Company”), and its Subsidiaries, including Territorial Savings Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders.  The “Effective Date” of the Plan shall be the date the Plan is implemented by the Board subsequent to the satisfaction of the applicable shareholder approval requirements.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2            Administration.  The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3           Participation.  Each Employee or Director of the Company, or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4            Definitions.  Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

Section 2.1            General.  Any Award under the Plan may be granted singularly, in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.7, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a)            Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date; or (ii)  to a non-Employee.  Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO.  Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option.  In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option;

provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)            Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

Section 2.2            Stock Options.

(a)            Grant of Stock Options.  Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b)            Terms and Conditions.  A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including:  (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by personal, certified or cashiers’ check; (iv) by other property deemed acceptable by the Committee; or (v) by any combination thereof.  The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share.

Section 2.3            Restricted Stock Awards.

(a)            Grant of Restricted Stock Awards.  Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award;  (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock Award; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with Territorial Bancorp Inc. dated [Date], made pursuant to the terms of the Territorial Bancorp Inc. 2010 Equity Incentive Plan, copies of which are on file at the executive offices of Territorial Bancorp Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify.  Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock Awards in any other approved format (e.g. electronically) in order to facilitate the paperless transfer of such Awards.  In the event Restricted Stock Awards are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards.  Restricted Stock Awards that are not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)            Terms and Conditions.

(i)             Dividends.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, shall be immediately distributed to the Participant.  If the Committee determines to delay the distribution of dividends to a Participant until the vesting of a Restricted Stock Award, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock Award vests.

(ii)            Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the shares of Stock subject to the Restricted Stock Award shall be exercised by the Participant in his or her discretion.

(iii)           Tender Offers and Merger Elections.  Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee.  If no such direction is given, then the shares of Stock shall not be tendered.

Section 2.4            Performance-Based Compensation. Any Award under the Plan that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee.  The grant of any Award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).

(a)            Performance Measures.  Such performance measures may be based on any one or more of the following:

(1)            basic earnings per share;

(2)            basic cash earnings per share;

(3)            diluted earnings per share;

(4)            diluted cash earnings per share;

(5)            net income;

(6)            cash earnings;

(7)            net interest income;

(8)            non-interest income;

(9)            general and administrative expense to average assets ratio;

(10)          cash general and administrative expense to average assets ratio;

(11)          efficiency ratio;

(12)          cash efficiency ratio;

(13)          return on average assets;

(14)          cash return on average assets;

(15)          return on average stockholders' equity;

(16)          cash return on average stockholders' equity;

(17)          return on average tangible stockholders' equity;

(18)          cash return on average tangible stockholders' equity;

(19)          core earnings;

(20)          operating income;

(21)          operating efficiency ratio;

(22)          net interest rate spread;

(23)          growth in assets, loans, or deposits;

(24)          loan production volume;

(25)          non-performing loans;

(26)          cash flow;

(27)          strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or

(28)          any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement:  (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)            Adjustments.  Pursuant to this Section 2.4, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m).  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.5            Vesting of Awards.  (a)  If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, Disability, or to the extent not prohibited by applicable law or regulations, a Change in Control); provided, however, that to the extent required by applicable law or regulations, no Awards under the Plan shall vest at a rate exceeding twenty percent (20%) per year, commencing one year after the date of grant.  Unless otherwise provided by the Committee, Service as a director emeritus or advisory director shall constitute Service for purposes of vesting.

(b)            Notwithstanding Section 2.8 and Article IV hereof, to the extent permitted by applicable law or regulations, or pursuant to an applicable regulatory waiver, the Committee may determine that all Stock Options then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option), and all Restricted Stock Awards described in Section 2.1(b) shall be fully earned and vested immediately.

Section 2.6            Deferred Compensation.  If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A.  A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action.  Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.7            Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value) or replacement grants, or other means.

Section 2.8            Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or the Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award.  Unless the Committee shall specifically state otherwise at the time an Award is granted, all Awards to an Employee or Director shall vest immediately upon such individual’s death or Disability.  Unless otherwise provided in an Award Agreement, the following provisions shall apply to each Award granted under this Plan:

(a)            Upon a Participant’s Termination of Service for any reason other than Retirement, Disability, death or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three months following termination; provided, however, that upon a Participant’s Termination of Service due to Retirement, the Participant’s vested Stock Options shall remain exercisable for the duration of the term set forth in the Award Agreement.  Unless the Committee specifies that an unvested Award shall be forfeited on Retirement, any Stock Options and/or Restricted Stock Awards that have not vested as of the date of Termination of Service due to Retirement shall continue to vest in accordance with the schedule set forth in the Award Agreement.  No Stock Options will be considered ISOs unless exercised within 3 months of Termination of Service, except to the extent set forth in 2.8(c) hereof.

(b)            In the event of a Termination of Service for Cause, all Stock Options and Restricted Stock Awards granted to a Participant under the Plan not exercised or vested shall expire and be forfeited.

(c)            Upon Termination of Service for reason of Disability or death, all Stock Options shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock Awards shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service, and Stock Options may be exercised for a period of one year following Termination of Service, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, however, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of Termination of Service.

(d)            Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

(e)            Notwithstanding the provisions of this Section 2.8, the effect of a Change in Control on the vesting/exercisability of Stock Options and Restricted Stock Awards is as set forth in Article 4.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1            Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2            Share Limitations.

(a)            Share Reserve.  Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to One Million Seven Hundred Twelve Thousand Six Hundred Thirty Seven (1,712,637) shares of Stock, which represents fourteen percent (14%) of the Shares outstanding as of the Effective Date of this Plan.  The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs), in the aggregate, is One Million Seven Hundred Twelve Thousand Six Hundred Thirty Seven (1,712,637) shares of Stock.  The maximum number of shares of Stock that may be issued as Restricted Stock Awards shall be Eight Hundred Fifty-Six Thousand Three Hundred Eighteen (856,318) shares of Stock, which is seven percent (7%) of the Shares outstanding on the Effective Date of this Plan.  The aggregate number of shares available for grant under the Plan and the number of shares of Stock subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4.

(b)            Computation of Shares Available.  For purposes of this Section 3.2 and in connection with the granting of a Stock Option or a Restricted Stock Award, the number of shares of Stock available for the granting of additional Stock Options and Restricted Stock Awards shall be reduced by the number of shares of Stock in respect of which the Stock Option or Restricted Stock Award is granted or denominated.  To the extent any shares of Stock covered by an Award (including Restricted Stock Awards) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.  To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder, the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.

Section 3.3             Limitations on Grants to Individuals.

(a)            Options. The maximum number of shares of Stock, in the aggregate, that may be subject to Stock Options granted to any one Employee Participant under the Plan shall be Four Hundred Twenty-Eight Thousand One Hundred Fifty-Nine (428,159) shares (or 25% of the shares available for Stock Options), all of which may be granted during any calendar year.

(b)            Restricted Stock Awards. To the extent required by applicable law or regulations or in the absence of an applicable regulatory waiver, the maximum number of shares of Stock that may be subject to Restricted Stock Awards described under Section 2.1(b) that are granted to any one Employee Participant under the Plan shall be Two Hundred Fourteen Thousand and Eighty (214,080) shares (or 25% of the shares available for Restricted Stock Awards), all of which may be granted during any calendar year.

(c)            Director Awards.  To the extent required by applicable law or regulations or in the absence of an applicable regulatory waiver, the maximum number of shares of Stock that may be covered by Awards granted to any one individual non-Employee Director pursuant to Section 2.1(a) (relating to Stock Options) shall be 85,630 shares, which is equal to five percent (5%) of all shares of Stock that may be granted pursuant to Section 2.1(a), and the maximum number of shares that may be covered by Awards granted to any one individual non-Employee Director pursuant to Section 2.1(b) (relating to Restricted Stock Awards) shall be 42,815 shares, which is equal to five percent (5%) of all shares of Stock that may be granted pursuant to Section 2.1(b).  In addition, to the extent required by applicable law or regulations or in the absence of an applicable regulatory waiver, the maximum number of shares of stock that may be covered by Awards granted to all non-Employee Directors, in the aggregate, pursuant to Section 2.1(a) (relating to Stock Options) shall be 513,791 shares, which is equal to thirty percent (30%) of all shares of Stock to be granted pursuant to Section 2.1(a), and the maximum number of shares of stock that may be covered by Awards granted to all non-Employee Directors, in the aggregate, under Section 2.1(b) (relating to Restricted Stock Awards) shall be 256,895 shares, which is equal to thirty percent (30%) of all shares of Stock to be granted pursuant to Section 2.1(b).

Section 3.4             Corporate Transactions.

(a)            General.  In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options and Restricted Stock Awards in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options and Restricted Stock Awards, and (iii) the Exercise Price of Stock Options.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options and Restricted Stock Awards (including, without limitation, cancellation of Stock Options and Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options and Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.

(b)            Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled.

Section 3.5             Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)            Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)            Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1            Consequence of a Change in Control.  Subject to the provisions of Section 2.5 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement:

(a)            In the event of a Change in Control, all Stock Options then held by the Participant shall become fully vested and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option) whether or not the Participant has a Termination of Service (other than for Cause).

(b)            In the event of a Change in Control, all Restricted Stock Awards described in Section 2.1(b) shall become fully vested whether or not the Participant has a Termination of Service (other than for Cause).

Section 4.2            Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)            any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company’s then outstanding Voting Securities, provided that, notwithstanding the foregoing and for all purposes of this Plan: (a) the term “Person” shall not include (1) the Company or any of its Subsidiaries, (2) an employee benefit plan of the Company or any of its Subsidiaries (including the Plan), and any trustee or other fiduciary holding securities under any such plan (but only with respect to securities held under any such plan), or (3) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company; (b) no Person shall be deemed the beneficial owner of any securities acquired by such Person in an Excluded Transaction; and (c) no Director or officer of the Company or any direct or indirect Subsidiary of the Company (or any affiliate of any such Director or officer) shall, by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any securities beneficially owned by any other such Director or officer (or any affiliate thereof); or

(b)            the Incumbent Directors cease, for any reason, to constitute a majority of the Whole Board; or

(c)            a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is an Excluded Transaction, or the stockholders of the Company approve a plan of complete liquidation of the Company, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company or any bank Subsidiary of the Company is consummated; or

(d)            a tender offer is made for 25% or more of the outstanding Voting Securities of the Company and the stockholders owning beneficially or of record 25% or more of the outstanding Voting Securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in number of shares of Stock or Voting Securities then outstanding which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.  In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

Section 5.1            Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members.  If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.  Any members of the Committee who do not qualify as

Disinterested Board Members shall abstain from participating in any discussion to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award.  The Board (or those members of the Board who are “independent directors” under the corporate governance statutes of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2            Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)            Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6) to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)            The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)            The Committee will have the authority to define terms not otherwise defined herein.

(d)            Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)            In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

Section 5.3            Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including:  (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.   The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.  Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4            Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5            Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1            General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2            Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company.  By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.6 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1            No Implied Rights.

(a)            No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the

Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)            No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)            No Rights as a Stockholder.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2            Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer.  The Committee shall have the discretion to permit the transfer of Stock Options (other than ISOs) under the plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.  Restricted Stock Awards shall not be transferable prior to the time that such Awards vest in the Participant.

Section 7.3            Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation.  Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4            Non-Exclusivity.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Stock Options or Restricted Stock Awards otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5            Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant.  A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6            Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 7.7             Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8            Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by: (i) with respect to a Stock Option settled in stock, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to a Restricted Stock Award, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding.  Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification 718 (formerly FAS 123(R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.

Section 7.9            Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10          Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11          Indemnification.  To the fullest extent permitted by law and the Company’s governing documents or each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12          No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13          Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Maryland without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located nearest to the Company’s home office within the State of Hawaii, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan.  By accepting any Award under the Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14          Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer.  The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15          Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16          Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office.  Such notices, demands, claims and other communications shall be deemed given:

(a)            in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)            in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)            in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service.  Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Executive Officer and to the Corporate Secretary.

Section 7.17          Forfeiture Events.

(a)            The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b)            If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance of filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.

ARTICLE 8 - DEFINED TERMS

In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply.

8.1            “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

8.2            “Award” means any Stock Option and Restricted Stock Award or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

8.3            “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan.  Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

8.4            “Board” means the Board of Directors of the Company.

8.5            If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement.  In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.

8.6            “Change in Control” has the meaning ascribed to it in Section 4.2.

8.7            “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

8.8            “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

8.9            “Committee” means the Committee acting under Article 5.

8.10          “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.

8.11          “Director” means a member of the Board of Directors of the Company or a Subsidiary.

8.12          If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement.  In the absence of such a definition, “Disability” or “Disabled” means that a Participant:  (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees, or (iii) is determined to be totally disabled by the Social Security Administration.  Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

8.13          “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company who receives compensation for prior Services (other than benefits under a Qualified Retirement Plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

8.14          “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

8.15          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

8.16         “Excluded Transaction” means a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction.

8.17          “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

8.18          “Fair Market Value” means, with respect to a share of Stock on a specified date:

(I)            the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(II)           if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(III)          if (I) and (II) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirements of Code Section 409A and the regulations promulgated thereunder.  For purposes of the exercise of a Stock Option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.

8.19           A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events following a Change in Control: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to the Change in Control; (c) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control; (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is both more than twenty-five (25) miles away from the Employee Participant’s principal residence and more than fifteen

(15) miles away from the location of the Employee Participant’s principal executive office prior to the Change in Control.

8.20          “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

8.21          “Incumbent Directors” means:

(I)             the individuals who, on the date hereof, constitute the Board; and

(II)           any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments

8.22          “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by a Participant Employee for Good Reason.

8.23          “ISO” has the meaning ascribed to it in Section 2.1(a).

8.24          “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

8.25          “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

8.26          “Restricted Stock Award” has the meaning ascribed to it in Section 2.3.

8.27          “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65, or Termination of Service as a Director on or after the attainment of age 72, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement until both Service as an Employee and Service as a Director has ceased.  A Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the Director’s intention to retire.  Moreover, a Director who terminates Service as a Director but who continues to serve as a director emeritus or advisory director shall not be deemed to have terminated due to Retirement until both Service as a Director and Service as a director emeritus or advisory director has terminated.  Years of employment as an Employee or Service as a Director shall be aggregated for the purposes of this definition for any years of employment as an Employee or Service as a Director that did not occur simultaneously.

8.28          “SEC” means the Securities and Exchange Commission.

8.29          “Securities Act” means the Securities Act of 1933, as amended from time to time.

8.30          “Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

8.31          “Stock” means the common stock of the Company, no par value per share.

8.32          “Stock Option” means an ISO or a Non-Qualified Option.

8.33         “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

8.34          “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(I)             The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(II)           The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract.  For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary.  If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period.  For purposes of this sub-section (ii), to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(III)          If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(IV)          Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraph of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred.  In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii).  For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will not exceed 20% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service.  If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(V)           With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.

8.35          “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

8.36          “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

ARTICLE 9 - CONSTRUCTION

Section 9.1             In the Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)            actions permitted under the Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)            references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)            in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)            references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)            indications of time of day mean Honolulu, Hawaii time;

(f)             “including” means “including, but not limited to”;

(g)            all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)            all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)             the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)             any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)            all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

REVOCABLE PROXY
TERRITORIAL BANCORP INC.
ANNUAL MEETING OF STOCKHOLDERS

August 17, 2010
8:30 a.m., Local Time
_______________________________

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the members of the official proxy committee of Territorial Bancorp Inc. (the “Company”), or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on August 17, 2010 at 8:30 a.m., local time, at 1132 Bishop Street, Suite 611, Honolulu, Hawaii and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

Kirk W. Caldwell and Harold H. Ohama

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐

INSTRUCTION:  To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The approval of the Territorial Bancorp Inc. 2010 Equity Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3.	The ratification of the appointment of KPMG LLP as independent registered public accounting firm of Territorial Bancorp Inc. for the year ending December 31, 2010.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed.  If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.  This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.

_____________________________

Important Notice Regarding the Availability of Proxy Materials

The Company’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2009 Annual Report to Stockholders are each available on the internet at www.cfpproxy.com/6679.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.